Exhibit 4.1






                         INDENTURE



                           Between



                   POLAROID CORPORATION



                            and


              STATE STREET BANK AND TRUST COMPANY,


                          as Trustee




                Dated as of February [  ], 1996







      8% Subordinated Convertible Debentures Due 2001

                    POLAROID CORPORATION


   Reconciliation and Tie Between the Trust Indenture Act
   of 1939 and Indenture dated as of February [   ], 1996


Trust Indenture
  Act Section                           Indenture Section

 310(a)(1)                              6.08
  (a)(2)                                6.08
  (a)(3)                                Not Applicable
  (a)(4)                                Not Applicable
  (a)(5)                                6.08
  (b)                                   6.08
                                        6.09
 311(a)                                 6.12
  (b)                                   6.12
  (b)(2)                                7.03(a)(ii)
                                        7.03(b)
 312(a)                                 7.01
                                        7.02(a)
  (b)                                   7.02(b)
  (c)                                   7.02(c)
 313(a)                                 7.03(a)
  (b)                                   7.03(b)
  (c)                                   7.03(a)
  (d)                                   7.03(c)
 314(a)                                 7.04
  (b)                                   Not Applicable
  (c)(1)                                1.02
  (c)(2)                                1.02
  (c)(3)                                Not Applicable
  (d)                                   Not Applicable
  (e)                                   1.02
 315(a)                                 6.01(a)
  (b)                                   6.02
  (c)                                   6.01(b)
  (d)                                   6.01(c)
  (d)(1)                                6.01(c)(i)
  (d)(2)                                6.01(c)(ii)
  (d)(3)                                6.01(c)(iii)
  (e)                                   5.14

 316(a)                                 5.12
  (a)(1)(A)                             5.12
  (a)(1)(B)                             5.13
  (a)(2)                                Not Applicable
  (b)                                   5.08
 317(a)(1)                              5.03
  (a)(2)                                5.04
  (b)                                   10.03
 318(a)                                 1.07











____________________

Note: This reconciliation and tie
shall not, for any purpose, be
deemed to be a part of the
Indenture.

                     TABLE OF CONTENTS

                                                        PAGE
                          ARTICLE I

              Definitions and Other Provisions
                   of General Application

SECTION 1.01.  Definitions                                1
SECTION 1.02.  Compliance Certificates and
                 Opinions                                13
SECTION 1.03.  Form of Documents Delivered to
                 Trustee                                 13
SECTION 1.04.  Acts of Holders                           14
SECTION 1.05.  Notices, etc., to Trustee and
                 Company                                 15
SECTION 1.06.  Notice to Holders; Waiver                 16
SECTION 1.07.  Conflict with Trust Indenture Act         16
SECTION 1.08.  Effect of Headings and Table of
                 Contents                                17
SECTION 1.09.  Successors and Assigns                    17
SECTION 1.10.  Separability Clause                       17
SECTION 1.11.  Benefits of Indenture                     17
SECTION 1.12.  Governing Law                             17
SECTION 1.13.  Legal Holidays                            17
SECTION 1.14.  No Recourse Against Others                18


                         ARTICLE II

                      Debenture Forms

SECTION 2.01.  Forms Generally                           18
SECTION 2.02.  Form of Face of Debenture                 18
SECTION 2.03.  Form of Reverse of Debenture              20
SECTION 2.04.  Form of Trustee's Certificate of
                 Authentication                          27



____________________

Note: This table of contents shall not, for any purpose, be deemed to be part of the Indenture.

                                               Contents, p. 2

                                                         PAGE

                        ARTICLE III

                       The Debentures

SECTION 3.01.  Title and Terms                           27
SECTION 3.02.  Denominations                             28
SECTION 3.03.  Execution, Authentication, Delivery
                  and Dating                             28
SECTION 3.04.  Temporary Debentures                      29
SECTION 3.05.  Registration, Registration of Transfer
                  and Exchange                           29
SECTION 3.06.  Mutilated, Destroyed, Lost and Stolen
                  Debentures                             31
SECTION 3.07.  Payment of Interest; Interest Rights
                  Preserved                              32
SECTION 3.08.  Persons Deemed Owners                     33
SECTION 3.09.  Cancelation                               34
SECTION 3.10.  Computation of Interest                   34
SECTION 3.11.  CUSIP Number                              34


                     ARTICLE IV

             Satisfaction and Discharge

SECTION 4.01.  Satisfaction and Discharge of
                  Indenture                              34
SECTION 4.02.  Application of Trust Money                36


                         ARTICLE V

                          Remedies

SECTION 5.01.  Events of Default                         36
SECTION 5.02.  Acceleration of Maturity; Rescission
                  and Annulment                          39
SECTION 5.03.  Collection of Indebtedness and Suits
                  for Enforcement by Trustee             40
SECTION 5.04.  Trustee May File Proofs of Claim          41
SECTION 5.05.  Trustee May Enforce Claims Without
                  Possession of Debentures               42
SECTION 5.06.  Application of Money Collected            42
SECTION 5.07.  Limitation on Suits                       43
SECTION 5.08.  Right of Holders To Receive
                  Principal, Premium and
                  Interest  and To Convert               43
SECTION 5.09.  Restoration of Rights and Remedies        44

                                            Contents, p. 3

                                                        PAGE

SECTION 5.10.  Rights and Remedies Cumulative            44
SECTION 5.11.  Delay or Omission Not Waiver              44
SECTION 5.12.  Control by Holders                        44
SECTION 5.13.  Waiver of Past Defaults                   45
SECTION 5.14.  Undertaking for Costs                     45


                         ARTICLE VI

                        The Trustee

SECTION 6.01.  Certain Duties and Responsibilities       46
SECTION 6.02.  Notice of Defaults                        47
SECTION 6.03.  Certain Rights of Trustee                 48
SECTION 6.04.  Not Responsible for Recitals or
                  Issuance of Debentures                 49
SECTION 6.05.  May Hold Debentures                       49
SECTION 6.06.  Money Held in Trust                       49
SECTION 6.07.  Compensation and Reimbursement            50
SECTION 6.08.  Corporate Trustee Required;
                  Eligibility                            51
SECTION 6.09.  Resignation and Removal; Appointment
                  of Successor                           51
SECTION 6.10.  Acceptance of Appointment by
                  Successor                              53
SECTION 6.11.  Merger, Conversion, Consolidation or
                  Succession to Business                 53
SECTION 6.12.  Preferential Collection of Claims
                  Against Company                        54
SECTION 6.13.  Appointment of Authenticating Agent       54


                        ARTICLE VII

                 Holders' Lists and Reports
                   by Trustee and Company

SECTION 7.01.    Company To Furnish Trustee Names and
                    Addresses of Holders                 57
SECTION 7.02.    Preservation of Information
                    Communication to Holders             57
SECTION 7.03.    Reports by Trustee                      59
SECTION 7.04.    Reports by Company                      60

                                             Contents, p. 4

                                                       PAGE

                        ARTICLE VIII

             Consolidation, Merger, Conveyance
                        or Transfer

SECTION 8.01.  Company May Consolidate, Etc., Only on
                  Certain Terms                          62
SECTION 8.02.  Successor Corporation Substituted         62


                         ARTICLE IX

                  Supplemental Indentures

SECTION 9.01.  Supplemental Indentures Without
                  Consent of Holders                     63
SECTION 9.02.  Supplemental Indentures with Consent
                  of Holders                             64
SECTION 9.03.  Execution of Supplemental Indentures      65
SECTION 9.04.  Effect of Supplemental Indentures         65
SECTION 9.05.  Conformity with Trust Indenture Act       65
SECTION 9.06.  Reference in Debentures to
                  Supplemental Indentures                65
SECTION 9.07.  Consent of Holders of Senior
                  Indebtedness                           66


                         ARTICLE X

                         Covenants

SECTION 10.01. Interest                                  66
SECTION 10.02. Maintenance of Office or Agency           66
SECTION 10.03. Money for Debenture Payments To Be
                  Held in Trust                          67
SECTION 10.04. Corporate Existence                       69
SECTION 10.05. Dividend, Repurchase and Redemption
                  Restrictions                           69
SECTION 10.06. Payment of Taxes and Other Claims         70
SECTION 10.07. Waiver of Stay or Extension Laws          70
SECTION 10.08. Notice of Defaults                        70
SECTION 10.09. Other Subordinated Indebtedness           71

                                           Contents, p. 5

                                                        PAGE

                         ARTICLE XI

                  Redemption of Debentures

SECTION 11.01. Original Redemption by the Company        71
SECTION 11.02. Selection of Debentures To Be
                  Redeemed                               72
SECTION 11.03. Redemption at the Option of the
                  Holder                                 72
SECTION 11.04. Redemption Notice and Mechanics           73
SECTION 11.05. Deposit of Redemption or Change in
                  Control Price                          75
SECTION 11.06. Debentures Payable on Redemption
                  Date                                   76
SECTION 11.07. Debentures Redeemed in Part               76


                        ARTICLE XII

                  Conversion of Debentures

SECTION 12.01. Optional Conversion                       76
SECTION 12.02. Mechanics of Conversion                   77
SECTION 12.03. Conversion of Debentures Called for
                  Redemption or Exchanged                78
SECTION 12.04. Dividends, Etc.                           78
SECTION 12.05. Fractional Shares                         78
SECTION 12.06. Reservation of Common Stock               79
SECTION 12.07. Conversion Ratio Adjustments              79
SECTION 12.08. Reorganization; Merger; Consolidation,
                  Etc.                                   85
SECTION 12.09. Notice to Holders                         87
SECTION 12.10. Reports as to Adjustments                 87
SECTION 12.11. Responsibility of Trustee                 88


                        ARTICLE XIII

                Subordination of Debentures

SECTION 13.01. Debentures Subordinate to Senior
                  Indebtedness                           88
SECTION 13.02. Default on Senior Indebtedness;
                  Distribution of Assets                 89
SECTION 13.03. Subrogation of Debentures                 91

                                                 Contents, p. 6

                                                        PAGE


SECTION 13.04. Subordination Rights Not Impaired by
                  Acts or missions of the Company or
                  Holders of Senior Indebtedness         92
SECTION 13.05. Further Assurances                        93
SECTION 13.06. Trustee To Effectuate Subordination       93
SECTION 13.07. Trustee Not Charged with Knowledge
                  of Prohibition                         93
SECTION 13.08. Trustee's Relation to Senior
                  Indebtedness                           94
SECTION 13.09. Article Applicable to Paying Agent        94


                        ARTICLE XIV

                   Exchange of Debentures

SECTION 14.01. Exchange                                  95
SECTION 14.02. Mechanics of Exchange                     95
SECTION 14.03. Debentures Exchanged Effective on the
                  Exchange Date                          96

                              INDENTURE dated as of
               February [  ], 1996, between POLAROID
               CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal office at 549 Technology Square, Cambridge, Massachusetts 02139, and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, as Trustee (herein called the "Trustee").


          The Company has previously authorized, and on October 7, 1991 issued and delivered, $140,000,000 aggregate principal amount of its 8% Subordinated Convertible Debentures Due 2001 (the "Notes"). The Company and the holders of the Notes may desire, pursuant to a separate agreement between them, to amend and restate from time to time and at any time all or any portion of the Notes from the form in which they were originally issued so as to cause them to be outstanding under this Indenture. In order to provide therefor, the Company has duly authorized the execution and delivery of this Indenture.

          The Notes that are so amended and restated from time to time so as to be outstanding hereunder are referred to, from and after such time, as the Debentures, which term shall not include any of the Notes that have not yet been so amended and restated at such time. Prior to the time of such amendment and restatement, the Notes shall not be entitled to any rights under this Indenture and the Notes will not be Outstanding (as defined herein) for purposes of this Indenture.

          All things necessary to make the Debentures, when executed by the Company and authenticated and delivered hereunder, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.


          NOW, THEREFORE, THIS INDENTURE WITNESSETH:

          For and in consideration of the premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Debentures, as follows:


                         ARTICLE I

              Definitions and Other Provisions
                   of General Application

          SECTION 1.01. Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

          (b) all other terms used herein which are defined in the Trust Indenture Act (as hereinafter defined), either directly or by reference therein, have the meanings assigned to them therein;

          (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles; and

          (d) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

          "Act" when used with respect to any Holder has the meaning specified in Section 1.04.

          "Affiliate and Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

          "Authenticating Agent" means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate Debentures.

          "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board.

          "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Trustee.

          "Business Day" shall mean any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York or the Commonwealth of Massachusetts are authorized or obligated by law or executive order to be closed.

          "Change in Control" shall mean: (a) the acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)3 or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, but excluding, for this purpose, any such acquisition by (i) the Company or any of its subsidiaries or (ii) any corporation with respect to which, following such acquisition, more than 50% of the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by individuals and entities who were the beneficial owners of voting securities of the Company immediately prior to such acquisition in sub stantially the same proportion as their ownership, immediately prior to such acquisition, of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; or

          (b) individuals who, as of January 1, 1991, constitute the Board of Directors of the Company (as of January 1, 1991, the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided that any individual becoming a director subsequent to January 1, 1991, whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange
Act); or

          (c) approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all the individuals and entities who were the respective beneficial owners of the voting securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such reorganization, merger or consolidation; or

          (d) the sale or other disposition of all or substantially all the assets of the Company in one transaction or series of related transactions.

          "Change in Control Price" shall have the meaning specified in Section 11.03.

          "Closing Price" has the meaning specified in
Section 14.05.

          "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

          "Common Stock" shall mean the Common Stock, par value $1 per share, of the Company.

          "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter
"Company" shall mean such successor corporation.

          "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its President or a Vice
President and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary and delivered to the Trustee.

          "Corporate Trust Office" means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the time of the execution of this indenture is located at 2 International Place, Fourth Floor, Boston, MA 02110, Attention of Corporate Trust Department (Polaroid Corpora tion 8% Subordinated Convertible Debentures Due 2001).

          "Current Market Price", when used with reference to shares of Common Stock or other securities on any date, shall mean the closing price per share of Common Stock or such other securities on such date and, when used with reference to shares of Common Stock or other securities for any period, shall mean the average of the daily closing prices per share of Common Stock or such other securities for such period. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Stock or such other securities are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock or such other securities are listed or admitted to trading or, if the Common Stock or such other securities are not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other system then in use, or, if on any such date the Common Stock or such other securities are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock or such other securities selected by the Board of Directors. If the Common Stock or such other securities are not publicly held or so listed or publicly traded, "Current Market Price" shall mean the Fair Market Value per share of Common Stock or of such other securities as determined in good faith by the Board of Directors based on an opinion of an independent investment banking firm with an established national reputation as a valuer of securities, which opinion may be based on such assumptions as such firm shall deem to be necessary and appropriate.

          "Debenture Register" and "Debenture Registrar" have the respective meanings specified in Section 3.05.

          "Defaulted Interest" has the meaning specified in
Section 3.07.

          "Event of Default" has the meaning specified in
Section 5.01.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Exchange Agreement" shall mean the Exchange
Agreement dated as of October 7, 1991, between the Initial
Holders and the Company.

          "Exchange Stock" shall have the meaning assigned to such term in Section 14.01.

          "Fair Market Value" shall mean the amount which a willing buyer would pay a willing seller in an arm's-length transaction.

          "Holder" means a Person in whose name a Debenture is registered in the Debenture Register.

          "Indebtedness" shall mean, with respect to any Person, the principal of, and premium, if any, and accrued and unpaid interest on and all other amounts due pursuant to the provisions of the instruments, whether outstanding on the date hereof or thereafter created, incurred or assumed, providing for (a) indebtedness of such Person for money borrowed or in respect of letters of credit issued for its own account, (b) guarantees by such Person of indebtedness for money borrowed by or in respect of letters of credit issued for the account of or payment or performance obligations due from any other Person, (c) purchase money obligations, evidenced by notes, lease-purchase agreements, purchase contracts or agreements, or similar instruments for the payment of which such Person is responsible or liable by guarantees or otherwise, (d) obligations of such Person under any agreement or lease, or lease of, any real or personal property which are required to be capitalized in accordance with generally accepted accounting principles,
(e) obligations of such Person to purchase property or assets, including securities, at a future date, incurred in connection with financings by such Person, (f) performance, completion or similar bonds of such Person and
(g) modifications, renewals, extensions and refunding of any such indebtedness, guarantees, obligations or bonds.

          "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

          "Initial Holder" shall mean each of Corporate
Partners, L.P., Corporate Offshore Partners, L.P., and State
Board of Administration of Florida.

          "Interest Payment Date" means the Stated Maturity of an installment of interest on the Debentures.

          "Investing Person" shall have the meaning specified in the definition of Investment Shares.

          "Investment Shares" shall mean shares of Common Stock beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) by any Person (an "Investing Person") (i) who or which became the beneficial owner of such shares of Common Stock by virtue of (A) its ownership of the Debentures acquired and held by it pursuant to and in accordance with the provisions of the Exchange Agreement or (B) its ownership of any other securities of the Company acquired and held by it in accordance with the provisions of the Exchange Agreement or (ii) to whom or to which the beneficial ownership of the shares of Common Stock owned by any Person who or which became the beneficial owner of such shares as described in clause (i) above shall have been transferred, if (X) at the time of such transfer, such shares were held by the transferor thereof in accordance with the provisions of the Exchange Agreement and (Y) such transfer was effected pursuant to and in accordance with the provisions of the Exchange Agreement.

          "Officers' Certificate" means a certificate signed by the Chairman of the Board, the President or a Vice
President and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company and delivered to the Trustee.

          "Opinion of Counsel" means a written opinion of counsel acceptable to the Trustee, who may be counsel for, or employed by, the Company.

          "Outstanding" when used with respect to Debentures means, as of the date of determination, all Debentures theretofore authenticated and delivered under this Indenture, except:

          (i) Debentures theretofore canceled by the Trustee or delivered to the Trustee for cancelation;

          (ii) Debentures for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Debentures; provided that, if such Debentures are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

          (iii) Debentures in exchange for or in lieu of which other Debentures have been authenticated and delivered pursuant to this Indenture, except for Debentures in lieu of which other Debentures have been issued pursuant to Section 3.06 in respect of which the Company receives proof satisfactory to it that the replaced Debenture is held by a bona fide purchaser; and

          (iv) Debentures held by any wholly owned
     Subsidiary of the Company (but not by any other
     Affiliate of the Company);

provided, however, that, in determining whether the Holders of the requisite principal amount of the Outstanding Debentures have given any request, demand, authorization, direction, notice, consent or waiver or taken any other action hereunder, Debentures owned by the Company or any Affiliate of the Company, other than any Initial Holder or any of its other Affiliates, shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Debentures which the Trustee has actual knowledge of being so owned shall be so disregarded.

          "Paying Agent" means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Debentures on behalf of the Company, which may include the Company or any Affiliate.

          "Person" shall mean any individual, firm, corporation or other entity, and shall include any successor
(by merger or otherwise) of such entity.

          "Predecessor Debenture" of any particular
Debenture means every previous Debenture evidencing all or a portion of the same debt as that evidenced by such particular Debenture; and, for the purposes of this definition, any Debenture authenticated and delivered under
Section 3.06 in exchange for or in lieu of all or a portion of a mutilated, destroyed, lost or stolen Debenture shall be deemed to evidence the same debt as such mutilated, destroyed, lost or stolen Debenture or portion thereof.

          "Qualified Person" shall mean any Person that, immediately after giving effect to the applicable Transaction, (i) is a solvent corporation or other entity organized under the laws of any State of the United States of America having its common stock or, in the case of an entity other than a corporation, equivalent equity securities, listed on the New York Stock Exchange or the American Stock Exchange or quoted by the NASDAQ National Market System or any successor thereto or comparable system, and such common stock or equivalent entity security continues to meet the requirements for such listing or quotation and (ii) is required to file, and in each of its three fiscal years immediately preceding the consummation of the applicable Transaction (or since its inception) has filed, reports with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Exchange Act.

          "Redemption Date", when used with respect to any Debenture to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

          "Redemption Price" has the meaning specified in
Section 11.01.

          "Regular Record Date" shall mean, with respect to any interest payment date, the close of business on the March 15 or September 15, as the case may be, next preceding such interest payment date unless the Regular Record Date as so determined would not be a Business Day, in which event it shall be the Business Day next preceding such date.

          "Responsible Officer", when used with respect to the Trustee, means any officer within the Corporate Trust Department (or any successor department) of the Trustee or any other officer of the Trustee customarily performing functions similar to those performed by any of such officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "Rights" shall mean any rights to purchase securities of the Company issued pursuant to any Rights
Agreement.

          "Rights Agreement" shall mean the Rights Agreement dated as of September 9, 1986, between the Company and First Chicago Trust Company (as successor to Morgan Shareholder Services Trust Company), as amended and supplemented and as it may be further amended or supplemented from time to time, and any similar rights agreement that may hereafter be adopted by the Company, as it may be amended or supplemented from time to time.

          "Securities Act" shall mean the Securities Act of 1933.

          "Senior Indebtedness" means, with respect to any Person, any Indebtedness of such Person, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is expressly provided that such Indebtedness is subordinated in right of payment to any other unsecured Indebtedness of such Person.

          "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.07.

          "Stated Maturity", when used with respect to any Debenture or any installment of interest thereon, means the date specified in such Debenture as the fixed date on which the principal of such Debenture or such installment of interest is due and payable; provided, however, that, if such date shall not be a Business Day, then the Stated
Maturity shall be the next Business Day.

          "Subsidiary" of any Person means any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

          "Surviving Person" shall mean the continuing or surviving Person of a merger, consolidation or other corporate combination, the Person receiving a transfer of all or a substantial part of the properties and assets of the Company, or the Person consolidating with or merging into the Company in a merger, consolidation or other corporate combination in which the Company is the continuing or surviving Person, but in connection with which the Debentures or Common Stock of the Company is exchanged, converted or reinstated into the securities of any other Person or cash or any other property; provided, however, if such Surviving Person is a direct or indirect Subsidiary of a Qualified Person, the parent entity that is a Qualified Person shall be the Surviving Person.

          "Survivor Common Stock" with respect to any Person shall mean any shares of such Person of any class or series which has no preference or priority in the payment of dividends or in the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person and which is not subject to redemption by such Person; provided, however, that if at any time there shall be more than one such class or series, the shares of each such class and series issuable upon conversion of the Debentures then being converted shall be substantially in the proportion to the total number of shares of each such class and series.

          "Trading Day" shall mean a day on which the principal national securities exchange on which the Common
Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, a Business Day.

          "Transaction" shall have the meaning specified in
Section 12.08.

          "Triggering Event" means:

          (i) public disclosure by the Company or a Person (other than any Subsidiary of the Company, any employee benefit plan of the Company or any of its Subsidiaries or any Person holding Common Stock for or pursuant to the terms of any such employee benefit plan) who or which, together with all Affiliates and Associates of such Person, shall beneficially own (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 20% or more of the shares of Common Stock then outstanding, that such Person, together with its Affiliates and Associates, beneficially owns such shares; provided, however, that (A) an event described in this clause (i) shall not become a Triggering Event unless and until the Distribution Date (as defined in the Rights Agreement) occurs as a result thereof and
     (B) for purposes of this clause (i) an Investing Person shall be deemed not to be the beneficial owner of any shares of Common Stock that are Investment Shares;

          (ii) the commencement of a tender offer or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any of its subsidiaries or any Person holding shares of Common Stock for or pursuant to the terms of any such employee benefit plan) for 30% or more of the outstanding shares of Common Stock; or

          (iii) the commencement of a solicitation by any Person or group of Persons (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any of its Subsidiaries or any Person holding shares of Common Stock for or pursuant to the terms of any such employee benefit plan) in connection with an actual or threatened election contest relating to the election of the directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act).

          "Trust Indenture Act" means the Trust Indenture
Act of 1939, as amended by the Trust Indenture Reform Act of 1990 and as in force at the date as of which this instrument was executed, except as provided in Section 9.05.

          "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

          "Vice President", when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

          SECTION 1.02.  Compliance Certificates and
Opinions. Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

          Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than certificates delivered pursuant to Section 7.04(d)) shall include:

          (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

          SECTION 1.03. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

          Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representa tions by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

          SECTION 1.04. Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

          (c) The ownership of Debentures shall be proved by the Debenture Register.

          (d)  Any request, demand, authorization,
direction, notice, consent, waiver or other Act of the Holder of any Debenture shall bind every future Holder of the same Debenture and the Holder of every Debenture issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Debenture.

          SECTION 1.05.  Notices, etc., to Trustee and
Company. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

          (a) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing and mailed, first-class, postage prepaid, to the Trustee at its Corporate Trust Office, Attention of Corporate Trust
     Department (Polaroid Corporation 8% Subordinated
     Convertible Debentures Due 2001), or

          (b) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company, or

          (c) the Company by the Trustee or the Trustee by the Company shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if transmitted by facsimile transmission to the Company
     at [(   )          ] or to the Trustee at
     (617) 664-5365 (or to such other facsimile transmission number previously furnished in writing to the Company by the Trustee or to the Trustee by the Company) and in each case confirmed by a copy sent to the Company or to the Trustee, as the case may be, by guaranteed overnight courier.

          SECTION 1.06. Notice to Holders; Waiver. Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Debenture Register, not later than the latest date and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

          SECTION 1.07.  Conflict with Trust Indenture Act.
If and to the extent that any provision hereof limits, qualifies or conflicts with the duties imposed by, or with another provision (an "incorporated provision") included in this Indenture by operation of, any of Sections 3.10 to 3.18, inclusive, of the Trust Indenture Act, such imposed duties or incorporated provision shall control.

          SECTION 1.08.  Effect of Headings and Table of
Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          SECTION 1.09.  Successors and Assigns.  All
covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

          SECTION 1.10.  Separability Clause.  In case any
provision in this Indenture or in the Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 1.11.  Benefits of Indenture.  Nothing in
this Indenture or in the Debentures, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the holders of Senior
Indebtedness and the Holders of Debentures, any benefit or any legal or equitable right, remedy or claim under this Indenture.

          SECTION 1.12.  Governing Law.  This Indenture and
the Debentures shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.

          SECTION 1.13. Legal Holidays. In any case where any interest payment date, Redemption Date or Stated Maturity of any Debenture or the last date on which a Holder has the right to convert or exchange his Debentures shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Debentures) payment of interest or principal (and premium, if any) or Redemption Price or conversion or exchange of the Debentures need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the interest payment date, Redemption Date or at the Stated Maturity or on such last day for conversion or exchange; provided that no interest shall accrue for the period from and after such interest payment date, Redemption Date or Stated Maturity or such last day for conversion or exchange, as the case may be.

          SECTION 1.14. No Recourse Against Others. No director, officer, employee or stockholder of the Company shall have any liability for any obligations of the Company under the Debentures or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Debenture waives and releases all such liability.


                         ARTICLE II

                      Debenture Forms

          SECTION 2.01. Forms Generally. The Debentures and the Trustee's certificates of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, including forms of conversion and forms of assignment, if requested by the Company, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Debentures, as evidenced by their execution of the Debentures. The Company shall furnish any such legends or endorsements to the Trustee in writing.

          The definitive Debentures shall be printed, lithographed or engraved or produced by any combination of these methods on steel-engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Debentures may be listed, all as determined by the officers executing such Debentures, as evidenced by their execution of such Debentures.

          SECTION 2.02.  Form of Face of Debenture.

THIS DEBENTURE IS SUBORDINATED IN RIGHT OF PAYMENT UPON THE
TERMS SET FORTH HEREIN.

                    POLAROID CORPORATION


      8% Subordinated Convertible Debentures Due 2001


No.                                              $

          POLAROID CORPORATION, a Delaware corporation
(hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to or registered assigns the
principal sum of              dollars on September 30, 2001,
and to pay interest thereon from October 7, 1991, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on March 31 and September 30 in each year, commencing March 31, 1992, at the rate of 8% per annum, until the principal hereof is paid or made available for payment and at such rate on any overdue principal and premium, if any, and, to the extent allowed by law, on any overdue installment of interest. Interest will be computed on the basis of a 360 day year of twelve 30 day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Debenture (or one or more Predecessor Debentures) is registered at the close of business on the Regular Record Date for such interest, which shall be March 15 or September 15, as the case may be, next preceding such Interest Payment Date unless the Regular Record Date as so determined would not be a Business Day, in which event it shall be the Business Day next preceding such date. Any such interest not so punctually paid or duly provided for on the due date for such payment will forthwith cease to be payable to the Holder on such Interest Payment Date and may either be paid to the Person in whose name this Debenture (or one or more Predecessor Debentures) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to the Holders of Debentures not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of the principal of (and premium, if any) and interest on this Debenture will be made at the office or agency of the Company maintained for that purpose in the City of New York or at any other office or agency maintained by the Company for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Debenture Register or in such other manner as the Company and such Person shall agree.

          Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.


          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


Dated:


                                             POLAROID
                         CORPORATION,

                         by
                            ________________________________


Attest:


______________________

          SECTION 2.03. Form of Reverse of Debenture. This Debenture is one of a duly authorized issue of Debentures of the Company designated as its 8% Subordinated Convertible Debentures Due 2001 (herein called the "Debentures"), limited in aggregate principal amount to $140,000,000 outstanding under an Indenture dated as of February [ ], 1996 (herein called the "Indenture"), between the Company and State Street Bank and Trust Company, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the holders of Senior Indebtedness and the Holders of the Debentures and of the terms upon which the Debentures are, and are to be, authenticated and delivered.

          Subject to and upon compliance with the provisions of the Indenture, the Holder of this Debenture is entitled, at such Holder's option, or, in case this Debenture or a portion hereof is called for redemption, then in respect of this Debenture or such portion hereof until and including, but (unless the Company defaults in making the payment due upon redemption) not after, the close of business on the second Business Day prior to the Redemption Date, or, in case this Debenture is exchanged upon the occurrence of a Triggering Event, then in respect of this Debenture until and including, but not after, the close of business on the Exchange Date, to convert this Debenture (or any portion of the principal amount hereof which is $1,000 or any integral multiple thereof), at the principal amount hereof, or of such portion, into fully paid and nonassessable shares of Common Stock of the Company, with the number of shares of Common Stock deliverable upon conversion of each $1,000 principal amount of Debentures being 30.7692, subject to adjustment from time to time pursuant to the Indenture, by surrender of this Debenture at the office or agency of the Company maintained for that purpose in the City of New York or at any other office or agency maintained by the Company for such purpose, accompanied by written notice stating that the Holder hereof elects to convert all or a specified multiple of $1,000 of the principal of this Debenture in accordance with the Indenture and specifying the name or names in which the Holder wishes the certificate or certificates of Common Stock to be issued, and, in case such notice shall specify a name or names other than that of the Holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Common Stock in such names or names. The Company shall not be required to convert, and no surrender of any Debenture shall be effective for that purpose, while the transfer books of the Company for the Common Stock are closed for any purpose (but not for any period in excess of 5 days); but the surrender of any Debenture for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books, as if the conversion had been made on the date such Debenture was surrendered, and at the conversion ratio in effect at the date of such surrender. Upon conversion, no payment or adjustment shall be made by the Company to the Holder of Debentures surrendered for conversion in respect of any accrued and unpaid dividends on the shares of Common Stock issuable upon conversion thereof; provided, however, that the Company shall pay or cause to be paid in cash to the Persons entitled thereto all accrued and unpaid interest to the date of conversion on the portion of such Debenture converted. No fractions of shares or scrip representing fractions of shares will be issued on conversion, but instead of any fractional interest the Company shall pay a cash adjustment as provided in the Indenture. The conversion ratio is subject to adjustment as provided in the Indenture. In addition, the Indenture provides that, in case of certain capital reorganizations or reclassifications of outstanding shares of Common Stock or in case of any consolidations or mergers of the Company or any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety (each of the foregoing being referred to as a "Transaction"), at the option of the holder of any Debentures (i) each $1,000 principal amount of Debentures then outstanding shall thereafter be convertible only into the kind and amount of shares of stock and other securities and property receivable (including cash) upon the consummation of such Transaction by a holder of that number of shares of Common Stock into which $1,000 principal amount of Debentures is convertible immediately prior to such Transaction (including, on a pro rata basis, the cash, securities or property received by holders of Common Stock in any tender or exchange offer that is a step in such Transaction), or (ii) each $1,000 principal amount of Debentures shall entitle the holder thereof to receive, upon presentation thereof to the Surviving Person subsequent to the consummation of such Transaction (1) if the surviving person is a Qualified Person, that number of shares of Survivor Common Stock of the Surviving Person determined by multiplying the number of shares of Common Stock into which $1,000 principal amount of Debentures was convertible immediately prior to the consummation of such Transaction by a fraction, the numerator of which is the Current Market Price of the Common Stock immediately prior to the consummation of such Transaction and the denominator of which is the Current Market Price of the Survivor Common Stock of the Surviving

Person for the 20 Trading Days preceding the consummation of the Transaction giving rise to the adjustment or (2) if the Surviving Person is not a Qualified Person, cash equal to the Fair Market Value, as of the consummation of such Transaction (computed without interest), of the securities or other property to which he would have been entitled under clause (i) above, as determined by an independent investment banking firm (with an established national reputation as a valuer of equity securities), but in any event not less than the Change in Control Price.

          The Debentures are subject to redemption upon not less than 30 nor more than 60 days' notice by mail at any time, as a whole or (subject to certain limitations set forth in the Indenture) in part, at the election of the Company, at a Redemption Price equal to the principal amount of the Debentures to be redeemed, together with accrued and unpaid interest thereon to the date of redemption. The Company may not redeem any Debentures prior to September 30, 1998, unless, for at least 20 of 30 consecutive Trading Days during the period commencing on October 7, 1991 and ending on the date notice of such redemption is given, the Current Market Price per share of Common Stock is greater than or equal to $48.75 (appropriately adjusted for stock splits, stock combinations, stock dividends and similar events). Notwithstanding the foregoing, if this Debenture is redeemed pursuant to this paragraph at a time when the Holder could redeem this Debenture pursuant to the next paragraph, this Debenture shall be redeemed at a price equal to the greater of the Redemption Price and the Change in Control Price.

          Upon the occurrence of a Change in Control (as defined in the Indenture), the Holder hereof shall have the right, in accordance with the procedures set forth in the Indenture, to require the Company to redeem all or any portion (in amounts of $1,000 or integral multiples of $1,000) of this Debenture at a price per $1,000 principal amount of Debentures (the "Change in Control Price") equal to the greater of (i) the Redemption Price therefor and
(ii) the product of the number of shares of Common Stock into which $1,000 principal amount of Debentures is then convertible (or, if the Debentures are no longer convertible into shares of Common Stock as a result of such Change in Control, the number of shares of Common Stock, adjusted in accordance with customary antidilution provisions, into which $1,000 principal amount of Debentures was convertible immediately prior to the consummation of such Change in Control) and the highest price per share of Common Stock

(including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid or agreed to be paid by any Person who acquired control of the Company (or any Affiliate or associate of such Person) within the two-year period immediately preceding the date of such Change in Control or at any time thereafter, together with accrued and unpaid interest on such principal amount of Debentures to the date of redemption.

          Upon the occurrence of a Triggering Event (as defined in the Indenture), all Debentures acquired by the Initial Holders pursuant to the Exchange Agreement that are then held by such Initial Holders automatically shall be exchanged for shares of the Company's Series D Cumulative Convertible Preferred Stock, par value $1 per share (the "Exchange Stock"), effective on the date (the "Exchange Date") that is the later of (i) the close of business on the date such Triggering Event occurs and (ii) if on such date the Certificate of Designation for the Exchange Stock has not been approved by the Board of Directors of the Company or filed with the Secretary of State of the State of Delaware, on the close of business on the date on which such Certificate of Designation has been so approved and filed, provided that no such exchange shall occur if the Distribu tion Date (as defined in the Rights Agreement) has occurred prior to the date on which such Certificate of Designation has been so approved and filed, as provided in the Indenture. The principal amount of Debentures to be exchanged for each share of Exchange Stock pursuant to this paragraph shall be equal to the lowest "Liquidation Preference" for one share of Exchange Stock. In connection with any such exchange, the Company shall pay or cause to be paid in cash to the Persons entitled thereto all accrued and unpaid interest on the Debentures to be exchanged to the Exchange Date. If shares of Exchange Stock to be issued in exchange for any Debentures pursuant to this Section 14.02 are to be issued in a name or names other than that of the Holder of such Debentures, no such issuance shall be made until the Holder requesting such issuance has paid to the Company all transfer taxes payable upon the issuance of shares of Exchange Stock in such name or names. No fractions of shares of Exchange Stock shall be issued upon any exchange of Debentures pursuant to this paragraph, but in lieu thereof the Company shall pay a cash adjustment equal to such fractional interest multiplied by the lowest "Liquidation Preference" for one share of Exchange Stock.
If more than one Debenture shall be surrendered for exchange by the same Holder, the number of full shares of Exchange Stock issuable on exchange thereof shall be computed on the basis of the total principal amount of Debentures so surrendered.

          In the event of redemption or conversion of this Debenture in part only, a new Debenture or Debentures for the unredeemed or unconverted portion hereof will be issued in the name of the Holder hereof upon the cancelation hereof.

          The indebtedness evidenced by the Debentures is, to the extent and in the manner set forth in the Indenture, expressly subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Company, as defined in the Indenture, and this Debenture is issued subject to such provisions of the Indenture, and each Holder of this Debenture, by accepting the same, agrees to and shall be bound by such provisions and authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination as provided in the Indenture and appoints the Trustee his attorney-in-fact for any and all such purposes.

          If an Event of Default shall occur and be continuing, the principal of all the Debentures may be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debentures under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Debentures at the time Outstanding. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Debentures at the time Outstanding, on behalf of the Holders of all the Debentures, to waive compliance by the Company with any provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debenture issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debenture.

          Except with respect to the rights of the holders of Senior Indebtedness set forth in the Indenture and in this Debenture, no reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Debenture at the times, place and rate, and in the coin or currency, herein prescribed or to convert or exchange this Debenture as provided in the Indenture.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Debenture is registrable in the Debenture Register, upon surrender of this Debenture for registration of transfer at the office or agency of the Company maintained for that purpose in the City of New York or at any other office or agency maintained by the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee and the Debenture Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          The Debentures are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Debentures are exchangeable for a like aggregate principal amount of Debentures of a different authorized denomination, as requested by the Holder surrendering the same.

          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Debenture for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Debenture is registered as the owner hereof for all purposes, whether or not this Debenture be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          All terms used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

          SECTION 2.04.  Form of Trustee's Certificate of
Authentication. This is one of the Debentures referred to in the within-mentioned Indenture.


Dated:



                              State Street Bank and Trust
                              Company, as Trustee,

                              by
                                 --------------------
                                 Authorized Signatory


                        ARTICLE III

                       The Debentures

          SECTION 3.01.  Title and Terms.  The aggregate
principal amount of Debentures which may be authenticated and delivered under this Indenture is limited to $140,000,000, except for Debentures authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Debentures pursuant to
Section 3.04, 3.05, 3.06, 9.06, 11.08, 12.02 or 14.02(c).

          The Debentures shall be known and designated as the "8% Subordinated Convertible Debentures Due 2001" of the Company. Their Stated Maturity shall be September 30, 2001, and they shall bear interest at the rate of 8% per annum, from October 7, 1991, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable semiannually on March 31 and September 30, commencing March 31, 1992, until the principal thereof is paid or made available for payment.

          The principal of (and premium, if any) and interest on the Debentures shall be payable at the office or agency of the Company maintained for such purpose in the City of New York and at any other office or agency maintained by the Company for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Debenture Register or in such other manner as the Company and such Person shall agree.

          The Debentures shall be redeemable as provided in
Article XI.

          The Debentures shall be convertible into Common
Stock of the Company as provided in Article XII.

          The Debentures shall be subordinated in right of payment to Senior Indebtedness as provided in Article XIII.

          The Debentures shall be exchangeable only by the Initial Holders into Series D Cumulative Convertible
Preferred Stock of the Company upon the occurrence of a Triggering Event as provided in Article XIV.

          SECTION 3.02.  Denominations.  The Debentures
shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

          SECTION 3.03. Execution, Authentication, Delivery and Dating. The Debentures shall be executed on behalf of the Company by its Chairman of the Board, its President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Debentures may be manual or facsimile.

          Debentures bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Debentures or did not hold such offices at the date of such Debentures.

          At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Debentures executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Debentures; and the Trustee in accordance with such Company order shall authenticate and deliver such Debentures as in this Indenture provided and not otherwise.

          Each Debenture shall be dated the date of its authentication.

          No Debenture shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Debenture a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Debenture shall be conclusive evidence, and the only evidence, that such Debenture has been duly authenticated and delivered hereunder.

          SECTION 3.04. Temporary Debentures. Pending the preparation of definitive Debentures, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Debentures which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Debentures in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Debentures may determine, as evidenced by their execution of such Debentures.

          If temporary Debentures are issued, the Company will cause definitive Debentures to be prepared without unreasonable delay. After the preparation of definitive Debentures, the temporary Debentures shall be exchangeable for definitive Debentures upon surrender of the temporary Debentures, at any office or agency of the Company designated pursuant to Section 10.02, without charge to the Holder. Upon surrender for cancelation of any one or more temporary Debentures, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Debentures of authorized denominations. Until so exchanged, the temporary Debentures shall in all respects be entitled to the same benefits under this Indenture as definitive Debentures.

          SECTION 3.05.  Registration, Registration of
Transfer and Exchange. The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office being herein sometimes referred to as the "Debenture Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Debentures and of transfers of Debentures. The Trustee is hereby appointed "Debenture Registrar" for the purpose of registering Debentures and transfers of Debentures as herein provided.

          Upon surrender for registration of transfer of any Debenture at an office or agency of the Company, the Company shall promptly execute, and the Trustee shall register on the Debenture Register and shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Debentures of any authorized denominations, of a like aggregate principal amount.

          At the option of the Holder, Debentures may be exchanged for other Debentures of any authorized denominations, of a like aggregate principal amount, upon surrender of the Debentures to be exchanged at such office or agency. Whenever any Debentures are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Debentures which the Holder making the exchange is entitled to receive.

          All Debentures issued upon any registration of transfer or exchange of Debentures shall be the valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Debentures surrendered upon such registration of transfer or exchange.

          Every Debenture presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee and the Debenture Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

          No service charge shall be made for any
registration of transfer or exchange of Debentures, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Debentures, other than exchanges pursuant to Section 3.04, 9.06, 11.07 or 12.02 not involving any transfer.

          Neither the Company nor the Trustee or Debenture Registrar shall be required (a) to issue, authenticate or register the transfer of or exchange any Debenture during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Debentures selected for redemption under Section 11.02 and ending at the close of business on the day of such mailing or (b) to register the transfer of or exchange any Debenture so selected for redemption in whole or in part, except the unredeemed portion of any Debenture being redeemed in part.

          SECTION 3.06.  Mutilated, Destroyed, Lost and
Stolen Debentures. If any mutilated Debenture is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Debenture of like tenor and principal amount and bearing a number not contemporaneously outstanding.

          If there shall be delivered to the Company and the Trustee (a) evidence to their satisfaction of the destruction, loss or theft of any Debenture and (b) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless (which, in the case of any Initial Holder, may be an undertaking by such Holder so to indemnify the Company), then, in the absence of notice to the Company or the Trustee that such Debenture has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Debenture, a new Debenture of like tenor and principal amount and bearing a number not contemporaneously outstanding.

          In case any such mutilated, destroyed, lost or stolen Debenture has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Debenture, pay such Debenture.

          Upon the issuance of any new Debenture under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

          Every new Debenture issued pursuant to this
Section in lieu of any destroyed, lost or stolen Debenture shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Debenture shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Debentures duly issued hereunder.

          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debentures.

          SECTION 3.07.  Payment of Interest; Interest
Rights Preserved. Interest on any Debenture which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Debenture (or one or more Predecessor Debentures) is registered at the close of business on the Regular Record Date for such interest. The Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such interest in immediately available funds or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such interest as in this clause provided.

          Any interest on any Debenture which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

          (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Debentures (or their respective Predecessor Debentures) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Debenture and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Debenture Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Debentures (or their respective Predecessor Debentures) are registered at the close of business on such Special Record Date (irrespective of whether such Debentures or portions thereof are converted into Common Stock of the Company after such Special Record Date) and shall no longer be payable pursuant to the following clause (b).

          (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

          Subject to the foregoing provisions of this Section, each Debenture delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Debenture shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Debenture.

          SECTION 3.08. Persons Deemed Owners. Prior to due presentment of a Debenture for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Debenture is registered as the owner of such Debenture for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 3.07) interest on such Debenture and for all other purposes whatsoever, whether or not such Debenture be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

          SECTION 3.09.  Cancelation.  All Debentures
surrendered for payment, redemption, registration of transfer or exchange or conversion shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancelation any Debentures previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Debentures so delivered shall be whatsoever, and all Debentures so delivered shall be promptly canceled by the Trustee. No Debentures shall be authenticated in lieu of or in exchange for any Debentures canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Debentures held by the Trustee shall be delivered to the Company by the Trustee.

          SECTION 3.10.  Computation of Interest.  Interest
on the Debentures shall be computed on the basis of a 360 day year of twelve 30-day months.

          SECTION 3.11.  CUSIP Number.  The Company in
issuing Debentures may use a "CUSIP" number, and if so, the Trustee may use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Debentures, and that reliance may be placed only on the other identification numbers printed on the Debentures.

                         ARTICLE IV

                 Satisfaction and Discharge

          SECTION 4.01.  Satisfaction and Discharge of
Indenture. This Indenture shall cease to be of further effect (except as to any surviving rights of conversion, registration of transfer or exchange of Debentures herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

          (a) either

                    (i) all Debentures theretofore
          authenticated and delivered (other than
          (A) Debentures which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06 and (B) Debentures for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in
          Section 10.03) have been delivered to the Trustee for cancelation; or

                    (ii) all such Debentures not theretofore delivered to the Trustee for cancelation

                              (A) have become due and payable, or

                              (B) will become due and payable at their
                     Stated Maturity within one year, or

                              (C) are to be called for redemption within one
                     year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

          and the Company, in the case of (A), (B) or
          (C) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for that purpose funds sufficient to pay and discharge the entire indebtedness on such Debentures not theretofore delivered to the Trustee for cancelation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Debentures which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be and, in the case of (B) or (C) above, has delivered to the Trustee an Opinion of Counsel stating that (1) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (2) since the date of the Indenture, there has been a change in the applicable United States Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Debentures will not recognize income, gain or loss for United States Federal income tax purposes as a result of such satisfaction and discharge and will be subject to United States Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such satisfaction and discharge had not occurred;

          (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

          (c) the Company has delivered to the Trustee an Officers' Certificate and an opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.07 and the obligations of the Trustee to any Authenticating Agent under Section 6.13 shall survive.

          SECTION 4.02. Application of Trust Money. All money deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Debentures and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee. All moneys deposited with the Trustee pursuant to
Section 4.01 (and held by it or any Paying Agent) for the payment of Debentures subsequently converted shall be returned to the Company upon receipt by the Trustee of an Officers' Certificate.

                         ARTICLE V

                          Remedies

          SECTION 5.01.  Events of Default.  An "Event of
Default" shall exist if one or more of the following occurs and is continuing:

          (a) the Company defaults in the payment of interest on any Debentures when the same becomes due and payable and the default continues for (i) if the Debentures are owned by 50 or fewer Holders or groups of affiliated Holders, 5 days on which the Company's administrative offices are open for regular business or
     (ii) if the Debentures are not owned by 50 or fewer Holders or groups of affiliated Holders, 30 days, in each case whether or not such payment shall be prohibited by the provisions of Article XIII hereof;

          (b) the Company defaults in the payment of the principal of or premium, if any, on any Debentures when the same becomes due and payable at maturity, upon acceleration or redemption or otherwise, whether or not such payment shall be prohibited by the provisions of
     Article XIII hereof;

          (c) the Company fails to comply with any other covenants or agreements contained in the Indenture and such failure continues for a period of (i) if the Debentures are owned by 50 or fewer Holders or groups of affiliated Holders, 30 days or (ii) if the Debentures are not owned by 50 or fewer Holders or groups of affiliated Holders, 60 days, in each case after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of not less than 25% in aggregate principal amount of the Outstanding
     Debentures, a written notice specifying such failure and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

          (d) the (i) entry of an order for relief in respect of any petition filed against the Company under the Federal Bankruptcy Act, or the entry of a decree or order by a court having competent jurisdiction in the premises in respect of any petition filed or action taken against the Company looking to reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any other present or future Federal or state statute, law or regulation, resulting in the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Company or of any substantial part of its property, or resulting in the winding-up or liquidation of its affairs, all without the consent or acquiescence of the Company, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or (ii) filing of a petition for relief under the Federal Bankruptcy Act by the Company, or the consent, acquiescence or taking of any action by the Company in support of a petition filed by or against it looking to reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any other present or future Federal or state statute, law or regulation, or the appointment, with the consent of the Company, of any receiver, liquidator, custodian, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action; or

          (e) a default under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company or any Subsidiary of the Company or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any Subsidiary of the Company, whether such indebtedness now exists or shall hereafter be created, which default shall have resulted in such indebtedness in an amount exceeding $10,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of (i) if the Debentures are owned by 50 or fewer Holders or groups of affiliated Holders, 4 days on which the Company's administrative offices are open for regular business or (ii) if the Debentures are not owned by 50 or fewer Holders or groups of affiliated Holders, 10 days on which the Company's administrative offices are open for regular business, in each case after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of not less than 25% in aggregate principal amount of the Outstanding Debentures a written notice specifying such default and requiring the Company to cause such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" hereunder; provided, however, that, subject to the provisions of Sections 6.01 and 6.02, the Trustee shall not be deemed to have knowledge of such default unless either (i) a Responsible Officer of the Trustee shall have actual knowledge of such default or (ii) the Trustee shall have received written notice thereof from the Company, from any Holder, from the holder of any such indebtedness or from the trustee under any such mortgage, indenture or other instrument.

          SECTION 5.02.  Acceleration of Maturity;
Rescission and Annulment. If an Event of Default (other than an event described in paragraph (d) above) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debentures may declare the principal of all the Debentures, together with interest accrued thereon, to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal shall become immediately due and payable, without any demands or other notice of any kind. If an Event of Default described in paragraph (d) above occurs and is continuing, then the principal of all the Debentures, together with interest accrued thereon, shall automatically become immediately due and payable, without any demand or other notice of any kind.

          At any time after such a declaration of
acceleration has been made, the Holders of a majority in principal amount of the Outstanding Debentures, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequence if:

          (a) the Company has paid or deposited with the Trustee a sum sufficient to pay interest on overdue principal and premium, if any, and, to the extent the payment of such interest is lawful, interest on overdue installments of interest, which has become due otherwise than by such declaration of acceleration, has been paid; and

          (b) all Events of Default, other than the non payment of the principal of and accrued interest on the Debentures which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

          SECTION 5.03.  Collection of Indebtedness and
Suits for Enforcement by Trustee. The Company covenants that if:

          (a) default is made in the payment of any installment of interest on any Debenture when such interest becomes due and payable and such default continues for (i) if the Debentures are owned by 50 or fewer Holders or groups of affiliated Holders, 5 days on which the Company's administrative offices are open for regular business or (ii) if the Debentures are not owned by 50 or fewer Holders or groups of affiliated
     Holders, 30 days; or

          (b) default is made in the payment of the principal of (or premium, if any, on) any Debenture when the same becomes due and payable at maturity, upon acceleration or redemption or otherwise;

the Company will upon demand of the Trustee, pay to it, for the benefit of the Holders of such Debentures, the whole amount then due and payable on such Debentures for principal (and premium, if any) and interest, with interest upon the overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate borne by the Debentures; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Debentures and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Debentures, wherever situated.

          If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

          SECTION 5.04. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Debentures or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Debentures shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

          (a) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Debentures and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding; and

          (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses;

and any receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Debentures or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          SECTION 5.05. Trustee May Enforce Claims Without Possession of Debentures. All rights of action and claims under this Indenture or the Debentures may be prosecuted and enforced by the Trustee without the possession of any of the Debentures or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Debentures in respect of which such judgment has been recovered.

          SECTION 5.06.  Application of Money Collected.
Subject to Article XIII, any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Debentures and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          (a) to the payment of all amounts due the Trustee under Section 6.07;

          (b) to the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Debentures in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Debentures for principal (and premium, if any) and interest, respectively; and

          (c) to the payment of the remainder, if any, to the Company, its successors or assigns, or to whomsoever may be lawfully entitled to the same, or as a court of competent jurisdiction may determine.

          SECTION 5.07.  Limitation on Suits.  No Holder of
any Debenture shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

          (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

          (b) the Holders of not less than 25% in principal amount of the Outstanding Debentures shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (c) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

          (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the outstanding Debentures;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

          SECTION 5.08. Right of Holders To Receive
Principal, Premium and Interest and To Convert. Notwithstanding any other provision in this Indenture, but subject to Article XIII, the Holder of any Debenture shall have the right to receive payment of the principal of (and premium, if any) and (subject to Section 3.07) interest on such Debenture on the Stated Maturity expressed in such Debenture (or, in the case of redemption, on the Redemption
Date), to convert such Debenture in accordance with
Article XII, to exchange such Debenture in accordance with
Article XIV and to institute suit for the enforcement of any such payment and right to convert or exchange, and such rights shall not be impaired without the consent of such Holder.

          SECTION 5.09. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

          SECTION 5.10. Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          SECTION 5.11. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Debenture to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

          SECTION 5.12. Control by Holders. The Holders of a majority in principal amount of the Outstanding Debentures shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that:

          (a) such direction shall not be in conflict with any rule of law or with this Indenture;

          (b) such direction is not unduly prejudicial to the other security holders or may involve the Trustee in personal liability or if the Trustee determines that it does not have sufficient indemnity against any loss or expense connected to such action; and

          (c) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

          SECTION 5.13.  Waiver of Past Defaults.  The
Holders of not less than a majority in principal amount of the Outstanding Debentures may on behalf of the Holders of all the Debentures waive any past default hereunder and its consequences, except a default:

          (a) in the payment of the principal of (or premium, if any) or interest on any Debenture; or

          (b) in respect of a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of the Holder of each Outstanding
     Debenture affected.

          Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

          SECTION 5.14. Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Debenture by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Debentures or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Debenture on or after the Stated Maturity expressed in such Debenture (or, in the case of redemption, on or after the Redemption Date) or for the enforcement of the right to convert any Debenture in accordance with Article XII.


                         ARTICLE VI

                        The Trustee

          SECTION 6.01.  Certain Duties and
Responsibilities. (a) Except during the continuance of an Event of Default:

          (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (ii) in the absence of wilful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

          (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

          (i) this subsection shall not be construed to limit the effect of subsection (a) of this Section;

          (ii) the Trustee shall not be liable for any error of judgment made by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

          (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Debentures relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

          (iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

          SECTION 6.02. Notice of Defaults. Within 90 days after the occurrence of any default hereunder, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Debenture Register, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest on any Debenture, the Trustee shall be protected in withholding such notice if and so long as a trust committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders; provided further that, in the case of any default of the character specified in Section 5.01(c), no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default. The Trustee shall not be deemed to have knowledge of any default other than those described in Sections 5.01(a) and (b) unless a Responsible Officer of the Trustee has actual knowledge of such default.

          SECTION 6.03.  Certain Rights of Trustee.  Except
as otherwise provided in Section 6.01:

          (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

          (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee
     (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

          (d) the Trustee may consult with counsel and the written advice of such counsel or any opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; and

          (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

          SECTION 6.04. Not Responsible for Recitals or Issuance of Debentures. The recitals contained herein and in the Debentures, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Debentures. The Trustee shall not be accountable for the use or application by the Company or any Paying Agent other than the Trustee of Debentures or the proceeds thereof.

          SECTION 6.05.  May Hold Debentures.  The Trustee,
any Authenticating Agent, any Paying Agent, any Debenture
Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Debentures and, subject to Section 6.12 and to
Section 310(b) of the Trust Indenture Act, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent,
Debenture Registrar or such other agent.

          Subject to Section 310(b) of the Trust Indenture Act, the Trustee may become and act as trustee under other indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding in the same manner as if it were not Trustee.

          SECTION 6.06. Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed on with the Company.

          SECTION 6.07.  Compensation and Reimbursement.
The Company agrees:

          (a) to pay to the Trustee from time to time such compensation as may be agreed upon by the Trustee and the Company from time to time for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (b) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents, counsel and other persons not regularly in its employ), except to the extent any such expense,, disbursement or advance may be attributable to its negligence or bad faith; and

          (c) to indemnify the Trustee (in its individual capacity and as Trustee), its officers, directors, attorneys-in-fact and agents for, and to hold each such person harmless against, any loss, claim, damage, liability or expense, incurred without negligence or bad faith on such person's part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligations of the Company under this Section 6.07 to compensate and indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. To secure the Company's payment obligations in this Section 6.07, the Trustee shall have a lien prior to the Debentures on all money or property held or collected by the Trustee except money or property held in trust to pay principal of (and premium, if any) or interest on particular Debentures and such lien shall survive the satisfaction and discharge of the Indenture and any other termina tion of the Indenture including any termination under any bankruptcy law. When the Trustee incurs expenses or renders services in connection with an Event of Default of Section 5.01(d), the Holders by their acceptance of the Debentures hereby agree that such expenses and the compensation for such services are intended to constitute expenses of administration under any bankruptcy law. "Trustee" for the purposes of this
     Section 6.07 shall include any predecessor Trustee, but the negligence or willful misconduct of any Trustee shall not affect the indemnification of any other Trustee.

          SECTION 6.08.  Corporate Trustee Required;
Eligibility. The Trustee shall at all times satisfy the eligibility requirements of Section 310 of the Trust
Indenture Act and together with its immediate parent maintain a combined capital and surplus of at least
$50,000,000 and be subject to supervision or examination by Federal or State authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

          SECTION 6.09.  Resignation and Removal;
Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under
Section 6.10.

          (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Debentures, delivered to the Trustee and to the Company.

          (d)  If at any time:

          (i) the Trustee shall cease to be eligible under
     Section 6.08 and shall fail to resign after written request therefor by the Company or by any such Holder;
     or

          (ii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board
Resolution may remove the Trustee, or (ii) subject to
Section 5.14, any Holder who has been a bona fide Holder of a Debenture for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Debentures delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the

Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, the Trustee or any Holder who has been a bona fide Holder of a Debenture for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (f)  The Company shall give notice of each
resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the Debenture Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

          SECTION 6.10.  Acceptance of Appointment by
Successor. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appoint ment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges pursuant to Section 6.07, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts. Any retiring trustee shall, nevertheless, retain a lien on all property or funds held or collected by such trustee to secure any amounts then due pursuant to the provisions of Section 6.07.

          Upon acceptance of appointment by a successor Trustee as provided in this Section, the Company shall cause such successor Trustee to mail notice of succession of such Trustee hereunder to all Holders of Debentures as the names and addresses of such Holders appear on the Debenture Register.

          No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be eligible under this Article and qualified under
Section 3.10(b) of the Trust Indenture Act.

          SECTION 6.11. Merger, Conversion, Consolidation or Succession to Business. Any corporation or national banking association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or national banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee (including the trust created by this Indenture), shall be the successor of the Trustee hereunder; provided such corporation or national banking association shall be otherwise eligible under this Article and qualified under
Section 3.10(b) of the Trust Indenture Act, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Debentures shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Debentures so authenticated with the same effect as if such successor Trustee had itself authenticated such Debentures.

          SECTION 6.12.  Preferential Collection of Claims
Against Company. The Trustee is subject to Section 311(a) and (b) of the Trust Indenture Act. Any Trustee that has resigned or been removed shall be subject to Section 311(a) and (b) of the Trust Indenture Act to the extent indicated therein.

          SECTION 6.13.  Appointment of Authenticating
Agent. The Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate Debentures issued upon exchange, registration of transfer or partial redemption or repurchase thereof or pursuant to Section 3.06, and Debentures so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Debentures by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

          Any corporation or national banking association into which an Authenticating Agent may be merged or converted or with which it may be consolidated or any corporation or national banking association resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent; provided such corporation or national banking association shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

          An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the Debenture

Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent herein. No successor Authenticating
Agent shall be appointed unless eligible under the provisions of his Section.

          The Company agrees to pay to each Authenticating
Agent from time to time reasonable compensation for its services under this Section.

          If an appointment is made pursuant to this Section, the Debentures may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternate certificate of authentication in the following form:

          This is one of the Debentures referred to in the within-mentioned Indenture.


Dated:


                              State Street Bank and Trust
                              Company, as Trustee

                              by
                                __________________________
                                 As Authenticating Agent

                              by
                                __________________________
                                   Authorized Signatory

                        ARTICLE VII

     Holders' Lists and Reports by Trustee and Company

          SECTION 7.01.  Company To Furnish Trustee Names
and Addresses of Holders. The Company will furnish or cause to be furnished to the Trustee:

          (a) semiannually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record
     Date, and

          (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Debenture Registrar.

          SECTION 7.02.  Preservation of Information
Communications to Holders. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.01 and the names and addresses of Holders received by the Trustee in its capacity as Debenture Registrar. The Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.

          (b) If three or more Holders (herein referred to as "applicants") apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Debenture for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Indenture or under the Debentures and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five business days after the receipt of such application, at its election, either:

          (i) afford such applicants access to the information preserved at the time by the Trustee in accordance with Section 7.02(a), or

          (ii) inform such applicants as to the approximate number of Holders whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 7.02(a), and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

          If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Holder whose name and address appear in the information preserved at the time by the Trustee in accordance with
Section 7.02(a) a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interest of the Holders or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Holders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

          (c) Every Holder of Debentures, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 7.02(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 7.02(b).

          SECTION 7.03.  Reports by Trustee.  (a)  Within
60 days after May 15 of each year commencing with the year 1996, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Debenture Register, a brief report dated as of May 15 with respect to any of the following events which may have occurred during the twelve months preceding the date of such report (but if no such event has occurred within such period, no report need be transmitted):

          (i) any change to its eligibility under
     Section 6.08 and its qualifications under
     Section 310(b) of the Trust Indenture Act;

          (ii) the creation of or any material change to a relationship specified in Section 310(b)(1) through 310(b)(10) of the Trust Indenture Act;

          (iii) the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) which remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Debentures, on any property or funds held or collected by it as Trustee, except that the Trustee shall not be required (but may elect) to report such advances if such advances so remaining unpaid aggregate not more than 1/2 of 1% of the principal amount of the Debentures Outstanding on the date of such report;

          (iv) any change to the amount, interest rate and maturity date of all other indebtedness owing by the Company (or by any other obligor on the Debentures) to the Trustee in its individual capacity, on the date of such report, with a brief description of any property held as collateral security therefor except an indebtedness based upon a creditor relationship arising in any manner described in paragraph (2), (3), (4) or
     (6) of Section 311 of the Trust Indenture Act;

          (v) any change to the property and funds, if any, physically in the possession of the Trustee as such on the date of such report;

          (vi) any additional issue of Debentures which the Trustee has not previously reported; and

          (vii) any action taken by the Trustee in the performance of its duties hereunder which it has not previously reported and which in its opinion materially affects the Debentures, except action in respect of a default, notice of which has been or is to be withheld by the Trustee in accordance with Section 6.02.

          (b) The Trustee shall transmit by mail to all Holders, as their names and address appear in the Debenture
Register, a brief report with respect to the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) since the date of the last report transmitted pursuant to Subsection (a) of this Section (or if no such report has yet been so transmitted, since the date of execution of this instrument) for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Debentures, on property or funds held or collected by it as Trustee and which it has not previously reported pursuant to this Subsection, except that the Trustee shall not be required (but may elect) to report such advances if such advances remaining unpaid at any time aggregate 10% or less of the principal amount of the Debentures Outstanding at such time, such report to be transmitted within 90 days after such time.

          (c) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Debentures are listed, with the Commission and with the Company. The Company will notify the Trustee when the Debentures are listed on any stock exchange.

          SECTION 7.04.  Reports by Company.  The Company
shall:

          (a) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or
     Section 15(d) of the Securities Exchange Act of 1934; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to
     Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

          (b) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations;

          (c) transmit by mail to all Holders, as their names and addresses appear in the Debenture Register, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission; and

          (d) file with the Trustee a certificate of the principal executive officer, the principal financial officer or the principal accounting officer of the Company on or before May 15 in each year, commencing with the year 1996 stating whether or not, to the knowledge of the signer, the Company has complied with all conditions and covenants on its part contained in this Indenture, and, if the signer has obtained knowledge of any default by the Company in the performance, observance or fulfillment of any such condition or covenant, specifying each such default and the nature thereof. For the purpose this Section 7.04, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.


                        ARTICLE VIII

       Consolidation, Merger, Conveyance or Transfer

          SECTION 8.01. Company May Consolidate, Etc., Only on Certain Terms. The Company shall not consolidate with or merge into or sell, assign, transfer or lease its properties and assets as an entirety or substantially as an entirety to any Person, unless:

                    (1) the Company shall be the continuing
          Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or to which the properties and assets of the Company substantially as an entirety are transferred shall be a corporation organized and existing under the laws of the United States or any state thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, all the obligations of the Company under the Debentures and the Indenture;

                    (2) immediately before and immediately
          after giving effect to such transaction, no Event of Default or event which, after notice or lapse of time or both, would become an Event of Default shall have occurred and be continuing; and

                    (3) the Company shall have delivered to
          the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, transfer or lease and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

          SECTION 8.02. Successor Corporation Substituted. Upon any consolidation or merger or any transfer of the assets of the Company as an entirety in accordance with
Section 8.01, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, and shall perform every obligation of the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein, and thereafter the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Debentures.


                         ARTICLE IX

                  Supplemental Indentures

          SECTION 9.01. Supplemental Indentures Without Consent of Holders. Without the consent of or notice to any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

          (a) to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company herein and in the Debentures; or

          (b) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

          (c) to provide for uncertificated Debentures in addition to or in place of certificated Debentures; or

          (d) to cure any ambiguity or defect, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture; provided such action shall not adversely affect the interests of the Holders in any material respect; or

          (e) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect or maintain the qualification of this Indenture under the Trust Indenture Act, or under any similar Federal statute hereafter enacted; or

          (f) to make any other change that does not adversely affect the rights of any Holder.

          SECTION 9.02.  Supplemental Indentures with
Consent of Holders. Without notice to any Holder but with the consent of the Holders of not less than a majority in principal amount of the Outstanding Debentures, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture or waiving future compliance by the Company with any of the provisions of this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Debenture affected thereby,

          (a) change the Stated Maturity of the principal of, or any installment of interest on, any Debenture, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which any Debenture or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the applicable redemption date), or

          (b) reduce the percentage in principal amount of the Outstanding Debentures, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver provided for in this Indenture, or

          (c) modify any of the provisions of this Section except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Debenture affected thereby, or

          (d) adversely affect a right provided in Article
     XI to cause the Company to redeem Debentures or in
     Article XII to convert to Debentures.

          It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

          After a Supplemental Indenture under this
Section 9.02 becomes effective, the Trustee shall mail to the Holder of each Debenture affected thereby, as their names and addresses appear in the Debenture Register, a notice briefly describing the Supplemental Indenture. Any failure of the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such Supplemental Indenture.

          SECTION 9.03.  Execution of Supplemental
Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

          SECTION 9.04. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be, and shall be deemed to be, modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Debentures theretofore or thereafter authenticated and delivered hereunder shall be bound thereby, whether or not notation thereof is made on any Debenture held by such Holder.

          SECTION 9.05.  Conformity with Trust Indenture
Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust
Indenture Act as then in effect.

          SECTION 9.06.  Reference in Debentures to
Supplemental Indentures. Debentures authenticated and delivered after the execution of any supplemental indenture pursuant to this Article shall, if the Company so determines, bear a notation as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Debentures so modified as to conform, in the opinion of the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Debentures.

          SECTION 9.07.  Consent of Holders of Senior
Indebtedness. A supplemental indenture under this Article may not make any change that adversely affects the rights under Article XIII of any holder of an issue of Senior
Indebtedness of the Company unless the holders of that issue, pursuant to its terms, consent to the change.


                         ARTICLE X

                         Covenants

          SECTION 10.01. Interest. The Company shall pay, or cause to be paid, the principal of and, premium, if any, and interest on the Debentures on the dates and in the manner provided in the Debentures and this Indenture. An installment of principal, premium, if any, or interest shall be considered paid on the date due if the Paying Agent holds on that date funds (or if the Company is its own Paying Agent, on that date such funds are segregated in trust) designated for and sufficient to pay the installment and is not prohibited from paying such funds to the Holders of the Debentures pursuant to Article XIII.

          The Company shall pay interest on overdue principal and premium, if any, at the same rate per annum borne by the Debentures; it shall pay interest on overdue installments of interest at the same rate per annum borne by the Debentures, to the extent lawful.

          SECTION 10.02. Maintenance of Office or Agency. The Company will maintain (in the City of New York, so long as the same shall be required by the rules of any stock exchange or over-the-counter market in or on which the Debentures are listed or traded) an office or agency where Debentures may be presented or surrendered for payment, where Debentures may be surrendered for registration of transfer or exchange, where Debentures may be surrendered for conversion and where notices and demands to or upon the Company in respect of the Debentures and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

          The Company may also from time to time designate one or more other offices or agencies (in or outside the City of New York) where the Debentures may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the City of New York for such purposes if required as described above. The Company will give prompt written notice to the Trustee of any such required office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

          The Company may also from time to time designate one or more other offices or agencies (in or outside the City of New York) where the Debentures may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the City of New York for such purposes. The
Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          SECTION 10.03. Money for Debenture Payments To Be Held in Trust. If the Company shall at any time act as its own Paying Agent (as it will initially act) it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Debentures, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium if any) or interest so becoming due until such sums shall be


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                                                          68


paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act; provided, however, that in the case of any redemption pursuant to Article XI, the Company shall deposit such sum with a Paying Agent other than the Company as provided in Article XI.

          Whenever the Company shall have one or more Paying Agents, it will prior to each due date of the principal of (and premium if any) or interest on any Debentures, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

          The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

          (a) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Debentures in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

          (b) give the Trustee notice of any default by the Company (or any other obligor upon the Debentures) in the making of any payment of principal (and premium, if any) or interest; and

          (c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

          The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Debenture shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

          SECTION 10.04.  Corporate Existence.  Subject to
Article VIII, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole.

          SECTION 10.05.  Dividend, Repurchase and
Redemption Restrictions. The Company will not declare any dividends (other than dividends payable solely in stock of the Company or in rights or warrants entitling the holders thereof to subscribe for or to purchase stock of the Company) on any stock of the Company or make, or permit any Subsidiary of the Company to make, any payment on account of the purchase, redemption or other retirement of any shares of such stock or make, or permit any Subsidiary of the Company to make, any distribution in respect thereof, either directly or indirectly, unless, after giving effect to such proposed dividend or other payment or distribution, at the date of such declaration (in the case of a dividend) or of such other payment or distribution, there does not exist any Event of Default.

          SECTION 10.06. Payment of Taxes and Other Claims. The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon the Company or upon the income, profits or property of the Company, and (b) all material lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

          SECTION 10.07. Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of the Debentures; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Holders of Debentures, but will suffer and permit the execution of every such power as though no such law had been enacted.

          SECTION 10.08. Notice of Defaults. The Company shall give to each Holder of Debentures, at such Holder's address as it appears on the Debenture Register, and to the Trustee promptly and in any event within 10 days after the Company has knowledge of the occurrence of any event of default under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company or any Subsidiary of the Company in an amount exceeding $10,000,000 or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any Subsidiary of the Company in an amount exceeding $10,000,000 which is continuing, notice of such event of default.

          SECTION 10.09.  Other Subordinated Indebtedness.
The Company will not incur, create, assume or suffer to exist any Indebtedness of the Company that is subordinated in right of payment to any other unsecured Indebtedness of the Company unless such Indebtedness ranks pari passu with, or is subordinated in right of payment to, the Debentures.





                         ARTICLE XI

                  Redemption of Debentures

          SECTION 11.01.  Optional Redemption by the
Company. (a) Except as set forth in paragraph (b) below, the Company shall not have any right to redeem all or any part of the Debentures prior to September 30, 1998. On and after such date, the Company shall have the right, at its sole option and election, to redeem the Debentures, in whole or in part, at any time and from time to time, at a price equal to the principal amount of the Debentures to be redeemed, together with accrued and unpaid interest thereon to the date of redemption (the "Redemption Price"); provided, however, that, if the Debentures are owned by 50 or fewer Holders or groups of affiliated Holders, the Company shall not have any such right to redeem the Debentures in part unless at least $50,000,000 aggregate principal amount of Debentures would remain Outstanding after giving effect to such redemption.

          (b) The Company shall have the right, at its sole option and election, to redeem the Debentures, in whole or in part, at any time and from time to time, at the Redemption Price, if, for at least 20 of 30 consecutive Trading Days during the period commencing on October 7, 1991 and ending on the date notice of such redemption is given, the Current Market Price per share of Common Stock is greater than or equal to $48.75 (appropriately adjusted for stock splits, stock combinations, stock dividends and similar events); provided, however, that if the Debentures are owned by 50 or fewer Holders or groups of affiliated Holders, the Company shall not have any such right to redeem the Debentures in part unless at least $50,000,000 aggregate principal amount of Debentures would remain Outstanding after giving effect to such redemption.

          (c) Notwithstanding the foregoing, any Debentures redeemed pursuant to this Section 11.01 at a time when a Holder of Debentures could require the Company to redeem such Debentures pursuant to Section 11.03 shall be redeemed at a price equal to the greater of the Redemption Price and the Change in Control Price.

          SECTION 11.02. Selection of Debentures To Be Redeemed. If less than all the Debentures are to be redeemed, the Company shall allocate, subject to the following sentence, the total principal amount to be redeemed pro rata among Holders of Debentures, based on the percentage each holds of the aggregate outstanding principal amount of Debentures. Debentures and portions of Debentures selected for redemption shall be in amounts of $1,000 or integral multiples of $1,000. Provisions of this
Section 11.02 that apply to Debentures called for redemption also apply to portions of Debentures called for redemption.

          If any Debenture is selected for partial redemp tion and is converted in part prior to termination of the conversion right with respect to the portion of the Debenture to be redeemed, the converted portion of the Debenture shall be deemed (so far as may be) to be the portion selected for redemption.

          SECTION 11.03. Redemption at the Option of the Holder. In the event there occurs a Change in Control, any Holder of Debentures, in accordance with the procedures set forth in Section 11.04(b), may require the Company to redeem all or any portion (in amounts of $1,000 or integral multiples of $1,000) of the Debentures held by such Holder at a price per $1,000 principal amount of Debentures (the "Change in Control Price") equal to the greater of (i) the Redemption Price therefor and (ii) the product of the number of shares of Common Stock into which $1,000 principal amount of Debentures is then convertible (or, if the Debentures are no longer convertible into shares of Common Stock as a result of such Change in Control, the number of shares of Common Stock, adjusted in accordance with customary antidilution provisions, into which $1,000 principal amount of Debentures was convertible immediately prior to the consummation of such Change in Control) and the highest price per share of Common Stock (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid or agreed to be paid by any Person who acquired control of the Company (or any Affiliate or Associate of such Person) within the two-year period immediately preceding the date of such Change in Control or at any time thereafter, together with accrued and unpaid interest on such principal amount of Debentures to the date of redemption.

          SECTION 11.04.  Redemption Notice and Mechanics.
(a)  Notice of any redemption of Debentures pursuant to
Section 11.01 shall be given by publication in a newspaper of general circulation in the Borough of Manhattan, The City of New York, not less than 30, nor more than 60, days prior to the date fixed for redemption, if the Debentures are listed on any national securities exchange or traded in the over-the-counter market; and, in any case, a similar notice shall be given to the Trustee and shall be mailed at least 30, but not more than 60, days prior to the date fixed for redemption to each Holder of Debentures to be redeemed, at such Holder's address as it appears on the Debenture Register. The notice shall identify the Debentures to be redeemed and shall state:

          (i) the redemption date;

          (ii) the Redemption Price;

          (iii) the name and address of the Paying Agent;

          (iv) that Debentures called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

          (v) that, unless the Company defaults in making the redemption payment, interest on Debentures called for redemption ceases to accrue on and after the redemption date and the only remaining right of the Holders is to receive payment of the Redemption Price upon surrender to the Paying Agent of such Debentures;

          (vi) if any Debenture is being redeemed in part, the portion of the principal amount (equal to $1,000 or any integral multiple thereof) of such Debenture to be redeemed and that, on and after the redemption date, upon surrender of such Debenture, a new Debenture or Debentures in authorized denominations and in an aggregate principal amount equal to the unredeemed portion thereof will be issued; and

          (vii) the aggregate principal amount of Debentures that are being redeemed.

          (b) Within 30 days following a Change in Control, the Company shall, if the Debentures are listed on any national securities exchange or traded in the over-the-counter market, give notice by publication in a newspaper of general circulation in the Borough of Manhattan, The City of New York, of such Change of Control, which notice shall set forth each Holder's right to require the Company to redeem any Debenture (or portion thereof equal to $1,000 or any integral multiple of $1,000) held by such Holder, the redemption date (which date shall be not more than 60, nor less than 45, days from the date of such notice) and the procedures to be followed by such Holder in exercising such Holder's right to cause such redemption; and, in any case, a similar notice shall be given to the Trustee and shall be mailed concurrently to each Holder of Debentures, at such Holder's address as it appears on the Debenture Register; provided, however, that, if the Debentures are owned by 50 or fewer Holders or groups of affiliated Holders, such notice shall be mailed promptly following the Change of Control (but in no event more than five Business Days thereafter), and shall set forth (A) that the redemption date shall be five Business Days after receipt by the Company of the notice by the Holder referred to in the last sentence of this paragraph (b), and (B) the procedures to be followed by such Holder in exercising his right to cause such redemption. Failure by the Company to give the notice prescribed by the preceding sentence, or the formal insufficiency of any such notice, shall not prejudice the rights of any Holder of Debentures to cause the Company to redeem any Debentures held by him. In the event a Holder of Debentures shall elect to require the Company to redeem any Debentures pursuant to Section 11.03, such Holder shall deliver within 30 Business Days of the mailing to him of the Company's notice described in this paragraph (b), or, if no notice is given, within 30 Business Days following the last day the Company was required to give notice of the Change in Control in accordance with this paragraph (b) (in which case the date of redemption shall be (1) if the Debentures are not owned by 50 or fewer Holders or groups of affiliated Holders, the date which is 45 Business Days following the last day the Company was required to give notice of the Change in Control in accordance with this paragraph (b), after which date the right of such Holders to require the Company to redeem Debentures pursuant to Section 11.03 shall terminate, or (2) if the Debentures are owned by 50 or fewer Holders or groups of affiliated Holders, the date of which is five Business Days after the delivery to the Company of an election to redeem), a written notice, in the form specified by the Company (if the Company did in fact give the notice required by this paragraph (b)), to the Company so stating, specifying the principal amount of Debentures pursuant to Section 11.03; provided, however, that, if the Debentures are owned by 50 or fewer Holders or groups of affiliated Holders, such Holders or groups may deliver a notice of an election to redeem at any time within 60 Business Days following the occurrence of a Change in Control, and such Holders or groups shall not be required to wait for the Company's notice provided for in this paragraph (b) or for the expiration of the time allowed for the Company's notice hereunder.

          SECTION 11.05. Deposit of Redemption or Change in Control Price. On the date of any redemption being made pursuant to Section 11.01 which is specified in a notice given pursuant to Section 11.04, the Company shall, and at any time after such notice shall have been mailed and before the date of redemption the Company may, deposit with the Trustee or with a Paying Agent (or, if the Company is its own Paying Agent, shall segregate and hold in trust for the benefit of the Holders of Debentures to be redeemed) funds sufficient to pay the Redemption Price of all Debentures to be redeemed on that date.

          On the date of any redemption being made pursuant to Section 11.03 which is specified in a notice given pursuant to Section 11.04, the Company shall, and at any time after such notice shall have been made and before the date of redemption the Company may, deposit with the Trustee or with a Paying Agent (other than the Company) funds sufficient to pay the Change in Control Price of all Debentures to be redeemed on that date.

          If any Debenture to be redeemed is converted pursuant to Article XII, any funds so deposited with the Trustee or with a Paying Agent for the redemption of such Debenture shall, upon demand by the Company, be paid to the Company, or if then so segregated and held in trust by the Company, shall be discharged from such trust.

          SECTION 11.06. Debentures Payable on Redemption Date. Notice of redemption having been given as aforesaid, upon the deposit or segregation in trust of funds pursuant to Section 11.05 in respect of Debentures to be redeemed pursuant to Section 11.01 or 11.03, the Debentures so to be redeemed shall, on the redemption date, become due and payable at the Redemption Price or the Change in Control Price, as the case may be, and notwithstanding that the Debentures so to be redeemed shall not have been surrendered for cancelation, on such date (unless the Company shall default in the payment of the Redemption Price or the Change in Control Price, as the case may be), such Debentures shall cease to bear interest and the only remaining right of Holders thereof is to receive payment of the Redemption Price or the Change in Control Price, as the case may be, upon surrender to the Paying Agent of such Debentures. Upon surrender of such Debentures for redemption in accordance with such notice, such Debentures shall be paid by the Company at the Redemption Price or the Change in Control Price, as the case may be.

          If any Debenture called for redemption shall not be so paid upon surrender thereof for redemption, the principal thereof and premium, if any, thereon shall, until paid, bear interest from the redemption date at the rate borne by the Debentures.

          SECTION 11.07.  Debentures Redeemed in Part.  Any
Debenture which is to be redeemed only in part shall be surrendered at any office or agency of the Company designated for that purpose (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company, the Trustee and the Debenture Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Debenture without service charge, a new Debenture or Debentures, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Debenture so surrendered.

                        ARTICLE XII

                  Conversion of Debentures

          SECTION 12.01.  Optional Conversion.  Each
Debenture shall be convertible at the option of the Holder thereof into fully paid and nonassessable shares of Common Stock. The number of shares of Common Stock deliverable upon conversion of each $1,000 principal amount of Debentures, adjusted as hereinafter provided, is referred to herein as the "conversion ratio". The conversion ratio shall be 30.7692, subject to adjustment from time to time pursuant to Section 12.07. Such conversion right shall expire at the close of business on September 30, 2001. In case a Debenture or portion thereof is called for redemption, such conversion right in respect of the Debenture or portion so called shall expire at the close of business on the second Business Day preceding the Redemption Date, unless the Company defaults in making the payment due upon redemption or, in case this Debenture is exchanged upon the occurrence of a Triggering Event, the close of business on the Exchange Date.

          SECTION 12.02.  Mechanics of Conversion.
Conversion of the Debentures may be effected by any such Holder upon the surrender to the Company at any office or agency of the Company maintained for that purpose of a Debenture accompanied by a written notice stating that such Holder elects to convert all or a specified multiple of $1,000 of the principal of such Debenture in accordance with the provisions of this Article XII and specifying the name or names in which such Holder wishes the certificate or certificates for shares of Common Stock to be issued. In case such notice shall specify a name or names other than that of such Holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Common Stock in such name or names. Other than such taxes, the Company will pay any and all issue and other taxes (other than taxes based on income) that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Debentures pursuant hereto. As promptly as practicable, and in any event within five Business Days after the surrender of such Debenture and the receipt of such notice relating thereto and, if applicable payment of all transfer taxes (or the demonstration to the satisfaction of the Company that such taxes have been paid),
(A) the Company shall deliver or cause to be delivered certificates representing the number of validly issued, fully paid and nonassessable full shares of Common Stock to which the Holder of the Debenture being converted shall be entitled and (B) if less than the full principal amount of any Debenture is being converted, the Company shall execute and the Trustee shall authenticate and deliver a new Debenture, of like tenor, in any authorized denominations requested by such Holder, for the principal amount evidenced by such surrendered Debenture less the principal amount being converted. Such conversion shall be deemed to have been made at the close of business on the date of giving of such notice and of such surrender of the Debenture to be converted so that the rights of the Holder thereof as to the principal amount of the Debenture being converted shall cease except for the right to receive shares of Common Stock in accordance herewith, and the Person entitled to receive the shares of Common Stock shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time. The Company shall not be required to convert, and no surrender of any Debenture shall be effective for that purpose, while the transfer books of the Company for the Common Stock are closed for any purpose (but not for any period in excess of 5 days); but the surrender of any Debenture for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books, as if the conversion had been made on the date such Debenture was surrendered, and at the conversion ratio in effect at the date of such surrender. Provisions of this Article XII that apply to Debentures surrendered for conversion also apply to portions of Debentures surrendered for conversion.

          SECTION 12.03. Conversion of Debentures Called for Redemption or Exchanged. In case any Debentures are to be redeemed pursuant to Article XI, such right of conversion shall cease and terminate as to the Debentures to be redeemed at the close of business on the second Business Day next preceding the date fixed for redemption unless the Company shall default in the payment of the Redemption Price or the Change in Control Price, as the case may be.

          In case Debentures are exchanged pursuant to
Article XIV, such right of conversion shall cease and terminate as to the Debentures to be exchanged at the close of business on the Exchange Date.

          SECTION 12.04. Dividends, Etc. The conversion ratio shall be subject to adjustment from time to time in certain instances as hereinafter provided. Upon conversion, no payment or adjustment shall be made by the Company to any Holder of Debentures surrendered for conversion in respect of any accrued and unpaid dividends on the shares of Common Stock issuable upon conversion thereof; provided, however, that the Company shall pay or cause to be paid in cash to the Persons entitled thereto all accrued and unpaid interest to the date of conversion on the portion of such Debenture converted.

          SECTION 12.05. Fractional Shares. In connection with the conversion of any Debenture, no fraction of shares of Common Stock shall be issued, but in lieu thereof the Company shall pay a cash adjustment in respect of such fractional interest of the product of such fractional interest multiplied by the Current Market Price per share of Common Stock on the Trading Day on which such Debenture is deemed to have been converted. If more than one Debenture shall be surrendered for conversion by the same Holder at the same time, the number of full shares of Common Stock issuable on conversion thereof shall be computed on the basis of the total principal amount of Debentures so surrendered.

          SECTION 12.06.  Reservation of Common Stock.  The
Company shall at all times reserve and keep available for issuance upon the conversion of Debentures such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding Debentures and shall take all action required to increase the authorized number of shares of Common Stock if necessary to permit the conversion of all outstanding Debentures.

          SECTION 12.07.  Conversion Ratio Adjustments.  The
conversion ratio shall be subject to adjustment from time to time as follows:

          (a) In case the Company shall at any time or from time to time after October 7, 1991 (i) pay a dividend or make a distribution on the outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, (iii) combine the outstanding shares of Common Stock into a smaller number of shares or (iv) issue by reclassification of the shares of Common Stock any shares of capital stock of the Company, then, and in each such case, the conversion ratio in effect immediately prior to such event or the record date therefor, whichever is earlier, shall be adjusted so that the Holder of any Debentures thereafter surrendered for conversion shall be entitled to receive, in respect of each $1,000 principal amount of Debentures so surrendered, the number of shares of Common Stock or other securities of the Company which such holder would have owned or have been entitled to receive after the happening of any of the events described above, had such Debentures been surrendered for conversion immediately prior to the happening of such event or the record date therefor, whichever is earlier. An adjustment made pursuant to this paragraph (a) shall become effective (x) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or
     (y) in the case of any such subdivision, reclassification or combination, at the close of business on the day upon which such corporate action becomes effective.

          (b) In case the Company shall issue shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) after October 7, 1991 at a price per share (or having a conversion price per share) less than $1,000 divided by the then applicable conversion ratio (the "conversion price"), as of the date of issuance of such shares or of such convertible securities, then, and in each such case, the conversion ratio shall be adjusted so that the Holder of each Debenture shall be entitled to receive, upon the conversion thereof, in respect of each $1,000 principal amount thereof to be converted, the number of shares of Common Stock determined by multiplying (1) the applicable conversion ratio on the day immediately prior to such date by (2) a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding on such date and (B) the number of additional shares of Common Stock issued (or into which the convertible securities may convert), and the denominator of which shall be the sum of (1) the number of shares of Common Stock outstanding on such date and (2) the number of shares of Common Stock which the aggregate consideration receivable by the Company for the total number of shares of Common Stock so issued (or into which the convertible securities may convert) would purchase at such conversion price on such date. An adjustment made pursuant to this paragraph (b) shall be made on the next Business Day following the date on which any such issuance is made and shall be effective retroactively immediately after the close of business on such date. For purposes of this paragraph (b), the aggregate consideration receivable by the Company in connection with the issuance of shares of Common Stock or of securities convertible into shares of Common Stock shall be deemed to be equal to the sum of the aggregate offering price (before deduction of underwriting discounts or commissions and expenses payable to third parties) of all such securities plus the minimum aggregate amount, if any, payable upon conversion of any such convertible securities into shares of Common Stock. Neither the issuance of any shares of Common Stock (whether treasury shares or newly issued shares) pursuant to a dividend or distribution on, or subdivision, combination or reclassification of, the outstanding shares of Common Stock requiring an adjustment in the conversion ratio pursuant to paragraph (a) of this Section 12.07, or pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Company, and the investment of additional optional amounts, in shares of Common Stock, in any such case at a price per share of not less than 85% of the current market price (determined as provided in such plans) per share of Common Stock, or pursuant to any employee benefit plan or program of the Company, pursuant to any option, warrant, right, or convertible security outstanding as of the date hereof (including, but not limited to, the Debentures and the Rights) or pursuant to the Exchange Stock shall be deemed to constitute an issuance of Common Stock or convertible securities by the Company to which this paragraph (b) applies.

          (c) In case the Company shall at any time or from time to time after October 7, 1991 declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of stock or other securities or property or rights or warrants to subscribe for securities of the Company or any of its Subsidiaries by way of dividend or spin-off), on its Common Stock, other than (i) regular quarterly dividends payable in cash in an aggregate amount not to exceed 50% of net income from continuing operations before extraordinary items of the Company, determined in accordance with generally accepted accounting principles, during the period (treated as one accounting period) commencing on October 7, 1991 and ending on the date such dividend is paid; provided, however, that in no event shall any adjustment be made pursuant to this paragraph (c) in respect of the payment of any regular quarterly dividend in an amount not in excess of $.15 per share of Common Stock (appropriately adjusted for stock splits, stock combinations, stock dividends and similar events) or
     (ii) dividends or distributions of shares of Common Stock which are referred to in paragraph (a) of this
     Section 12.07, then, and in each such case, the conversion ratio shall be adjusted so that the Holder of each Debenture shall be entitled to receive, upon the conversion thereof, in respect of each $1,000 principal amount thereof so converted, the number of shares of Common Stock determined by multiplying
     (A) the applicable conversion ratio on the day immediately prior to the record date fixed for the determination of stockholders entitled to receive such dividend or distribution by (B) a fraction, the numerator of which shall be the Current Market Price per share of Common Stock for the period of 20 Trading Days preceding such record date, and the denominator of which shall be such Current Market Price per share of Common Stock less the Fair Market Value per share of Common Stock (as determined in good faith by the Board of Directors of the Company, a certified resolution with respect to which shall be mailed to each holder of Debentures) of such dividend or distribution; provided, however, that in the event of a distribution of shares of capital stock of a Subsidiary of the Company (a "Spin-Off") made to holders of shares of Common Stock the numerator of such fraction shall be the sum of the Current Market Price per share of Common Stock for the period of 20 Trading Days preceding the 35th Trading Day after the effective date of such Spin-Off and the Current Market Price of the number of shares (or the fraction of a share) of capital stock of the Subsidiary which is distributed in such Spin-Off in respect of one share of Common Stock for the period of 20 Trading Days preceding such 35th Trading Day and the denominator of which shall be the Current Market Price per share of Common Stock for the period of 20 Trading Days preceding such 35th Trading Day. An adjustment made pursuant to this paragraph (c) shall be made upon the opening of business on the next Business Day following the date on which any such dividend or distribution is made and shall be effective retroactively immediately after the close of business on the record date fixed for the determination of stockholders entitled to receive such dividend or distribution; provided, however, that if the proviso to the preceding sentence applies, then such adjustment shall be made and be effective as of such 35th Trading Day after the effective date of such Spin-Off.

          (d) In case the Company shall (i) during any 12-month period ending on October 7 repurchase shares of Common Stock pursuant to any self tender offer at a purchase price per share (the "Self-Tender Price") in excess of 110% of the Current Market Price of the Common Stock for the period of five Trading Days immediately preceding the date of the first public announcement by the Company of the commencement (as defined in Rule 13e-4 under the Exchange Act) of such self tender offer (the "Preannouncement Price") (the number of shares so repurchased multiplied by the amount of such excess of the Self-Tender Price over the Preannouncement Price being referred to as an "Excess Amount") or (ii) during any 12-month period ending on October 7 repurchase shares of Common Stock other than pursuant to a self tender offer at a weighted average purchase price per share (the "Purchase Price") in excess of 110% of the weighted average of the per share sales prices of the Common Stock for all trades made on the principal exchange on which the Common Stock is then traded on the Trading Days on which such repurchases were made (the "Trade Price"); provided that any such repurchases by the Company shall be disregarded for purposes of determining such weighted average for this clause (ii) (the number of shares so repurchased multiplied by the amount of such excess of the Purchase Price over the Trade Price being referred to as an "Excess Amount"), the applicable conversion ratio shall be adjusted in accordance with the provisions set forth above, as if, in lieu of such repurchases, the Company had during any 12-month period distributed a dividend of property having a Fair Market Value equal to the aggregate of the Excess Amounts with respect to such 12-month period, with such dividend paid to holders of Common Stock (including holders of Common Stock so repurchased) on the date the first share of Common Stock is so repurchased in such 12-month period; provided, however, that no adjustment shall be made to the conversion ratio pursuant to this paragraph (d) in respect of the repurchase by the Company after October 7, 1991 and prior to December 31, 1992, of Common Stock to the extent that the aggregate purchase price therefor does not exceed $150,000,000; provided that, if such repurchase is pursuant to a self tender offer, the Self-Tender Price does not exceed 120% of the Preannouncement Price and, if such repurchase is other than pursuant to a self tender offer, the Purchase Price does not exceed 120% of the Trade Price, determined as provided in clause (ii) above. In addition, in the event that during any 12-month period referred to above Debentures are redeemed pursuant to Article XI hereof or converted in accordance with this Article XII, the conversion ratio shall be adjusted on the date of such redemption or conversion, as the case may be, with respect to the

     Debentures so redeemed or converted in accordance with the procedures set forth above, effective immediately prior to such redemption or conversion, as if during the portion of such 12-month period ending immediately prior to such redemption or conversion (a "Partial
     Period") the Company had distributed a dividend of property having a Fair Market Value equal to the aggregate of the Excess Amounts with respect to such Partial Period, with such dividend paid to holders of Common Stock (including holders of Common Stock so repurchased) on the date the first share of Common
     Stock is so repurchased in such Partial Period, subject, however, to the proviso to the immediately preceding sentence.

          (e)  For purposes of this Section 12.07, the
     number of shares of Common Stock at any time outstanding shall not include any shares of Common
     Stock then owned or held by or for the account of the Company.

          (f)  The term "dividend", as used in this
     Section 12.07 shall mean a dividend or other distribution upon stock of the Company except pursuant to the Rights Agreement. Notwithstanding anything in this Article XII to the contrary, the conversion ratio shall not be adjusted as a result of (i) any dividend, distribution or issuance of securities of the Company pursuant to the Rights Agreement or (ii) any dividend to stockholders of put rights entitling the holders thereof to sell shares of Common Stock to the Company at a specific price which may be in excess of the Current Market Price of Common Stock at the time such put rights are distributed; provided, however, that the conversion ratio shall be adjusted upon the repurchase of shares of Common Stock pursuant to the exercise of any such put rights to the extent provided in paragraph (d) of this Section 12.07.

          (g)  Anything in this Section 12.07 to the
     contrary notwithstanding, the Company shall not be required to give effect to any adjustment in the conversion ratio unless and until the net effect of one or more adjustments (each of which shall be carried forward), determined as above provided, shall have resulted in a change of the conversion ratio by at least one-hundredth of one share of Common Stock, and when the cumulative net effect of more than one adjustment so determined shall be to change the conversion ratio by at least one-hundredth of one share of Common Stock, such change in conversion ratio shall thereupon be given effect.

          (h) The certificate of any firm of independent public accountants of recognized standing selected by the Board of Directors of the Company (which may be the firm of independent public accountants regularly employed by the Company) shall be presumptively correct for any computation made under this Section 12.07.

          (i) If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the number of shares of Common Stock issuable upon exercise of the right of conversion granted by this Article XII or in the conversion ratio then in effect shall be required by reason of the taking of such record.

          (j)  There shall be no adjustment of the
     conversion ratio in case of the issuance of any stock of the Company in a merger, reorganization, acquisition or other similar transaction except as set forth in paragraphs (a) and (b) of this Section 12.07 and in
     Section 12.08.

          SECTION 12.08.  Reorganization; Merger;
Consolidation, Etc. In case of any capital reorganization or reclassification of outstanding shares of Common Stock (other than a reclassification covered by paragraph (a) of Section 12.07), or in case of any consolidation or merger of the Company with or into another corporation, or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety (each of the foregoing being referred to as a "Transaction"), at the option of the holder of any Debentures (a) each $1,000 principal amount of Debentures then outstanding shall thereafter be convertible into, in lieu of the Common Stock issuable upon such conversion prior to consummation of such Transaction, the kind and amount of shares of stock and other securities and property receivable (including cash) upon the consummation of such Transaction by a holder of that number of shares of Common Stock into which $1,000 principal amount of Debentures is convertible immediately prior to such Transaction (including, on a pro rata basis, the cash, securities or property received by holders of Common Stock in any tender or exchange offer that is a step in such Transaction), or (b) each $1,000 principal amount of Debentures shall entitle the holder thereof to receive, upon presentation thereof to the Surviving Person subsequent to the consummation of such Transaction (1) if the Surviving Person is a Qualified Person, that number of shares of Survivor Common Stock of the Surviving Person determined by multiplying the number of shares of Common Stock into which $1,000 principal amount of Debentures was convertible immediately prior to the consummation of such Transaction by a fraction, the numerator of which is the Current Market Price of the Common Stock immediately prior to the consummation of such Transaction and the denominator of which is the Current Market Price of the Survivor Common Stock of the Surviving Person for the 20 Trading Days preceding the consummation of the Transaction giving rise to the adjustment in this Section 12.08 or (2) if the Surviving Person is not a Qualified Person, cash equal to the Fair Market Value, as of the consummation of such Transaction (computed without interest), of the securities or other property to which he would have been entitled under clause (a) above, as determined by an independent investment banking firm (with an established national reputation as a valuer of equity securities), but in any event not less than the Change in Control Price. In any such case, if necessary, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions set forth in this Article XII with respect to the rights and interests thereafter of the Holders of Debentures to the end that the provisions set forth herein for the protection of the conversion rights of the Debentures shall thereafter be applicable, as nearly as reasonably may be, to any such other shares of stock and other securities and property deliverable upon conversion of the Debentures remaining outstanding (with such adjustments in the conversion price and number of shares issuable upon conversion and such other adjustments in the provisions hereof as the Board of Directors shall determine to be appropriate). In case securities or property other than Common Stock shall be issuable or deliverable upon conversion as aforesaid, then all references in this
Article XII shall be deemed to apply, so far as appropriate and as nearly as may be, to such other securities or property.

          SECTION 12.09. Notice to Holders. In case at any time or from time to time the Company shall pay any dividend or make any other distribution to the holders of its Common Stock, or shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or any other right, or there shall be any capital reorganization or reclassification of the Common Stock of the Company or consolidation or merger of the Company with or into another corporation, or any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, or there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company, then, in any one or more of said cases the Company shall deliver to the Trustee and at each office or agency maintained for the purpose of conversion of Debentures and shall give or cause to be given at least 10 days' prior written notice (the time of mailing of such notice shall be deemed to be the time of giving thereof) to the Holders of the Debentures at the addresses of each as shown on the Debenture Register of the date on which (a) the books of the Company shall close or a record shall be taken for such stock dividend, distribution or subscription rights or (b) such reorganization, reclassification, consolidation, merger, sale or conveyance, dissolution, liquidation or winding up shall take place, as the case may be; provided that in the case of any Transaction to which Section 12.08 applies the Company shall give at least 30 days' prior written notice as aforesaid. Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in said dividend, distribution or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale or conveyance or participate in such dissolution, liquidation or winding up, as the case may be. Failure to give such notice shall not invalidate any action so taken.

          SECTION 12.10. Reports as to Adjustments. Upon any adjustment of the conversion ratio then in effect and any increase or decrease in the number of shares of Common Stock issuable upon the operation of the conversion set forth in this Article XII, then, and in each such case, the Company shall promptly deliver to the Trustee an Officer's Certificate setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the conversion ratio then in effect following such adjustment and the increased or decreased number of shares issuable upon the conversion set forth in this Article XII. The Company shall also promptly after the making of such adjustment give written notice to the Holders of the Debentures at the address of each Holder as shown on the Debenture Register, which notice shall state the conversion ratio then in effect, as adjusted, and the increased or decreased number of shares issuable in respect of $1,000 principal amount of Debentures upon the exercise of the right of conversion granted by this Article XII, and shall set forth in reasonable detail the method of calculation of each and a brief statement of the facts requiring such adjustment. Where appropriate, such notice to Holders of Debentures may be given in advance and included as part of the notice required under the provisions of Section 12.01.

          SECTION 12.11. Responsibility of Trustee. The Trustee, subject to the provisions of Section 6.01, shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist which may require any adjustment of the conversion price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture, provided to be employed, in making the same. The Trustee shall not be accountable with respect to the validity or value (or the kind of amount) of any shares of Common Stock, or of any other securities or property, which may at any time be issued or delivered upon the conversion of any Debenture; and it does not make any representation with respect thereto. The Trustee shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property upon the surrender of any Debenture for the purpose of conversion; and the Trustee, subject to the provisions of
Section 6.01, shall not be responsible for any failure of the Company to comply with any of the covenants of the Company contained in this Article.

                        ARTICLE XIII

                Subordination of Debentures

          SECTION 13.01. Debentures Subordinate to Senior Indebtedness. To the extent and in the manner hereinafter set forth, the payment of the principal of and premium, if any, and interest on the Debentures is expressly subor dinated and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Company. The Company assents and agrees and each holder of the Debentures, by his acceptance thereof, assents and agrees to all the provisions of this Article XIII.

          SECTION 13.02. Default on Senior Indebtedness; Distribution of Assets. No payment on account of principal of or premium, if any, or interest on the Debentures shall be made, and the Company shall not, directly or indirectly, redeem, acquire or retire any of the Debentures, except as contemplated by Article XIV or in connection with the conversion thereof pursuant to Article XII, at any time when there shall have occurred and be continuing with respect to any Senior Indebtedness of the Company any event which with the passage of time or giving of notice or both would have the effect of accelerating the maturity thereof or would permit the holders thereof (or a trustee on their behalf) to accelerate the maturity thereof.

          Upon any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Senior Indebtedness of the Company shall first be paid in full, or payment thereof provided for, in money or money's worth, in accordance with its terms, before any payment is made on account of the principal of or premium, if any, or interest on the Debentures in cash, property or securities; and upon any such dissolution or winding-up or liquidation or reorganization, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Debentures would be entitled, except for the provisions of this Article XIII, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution directly to the holders of Senior Indebtedness of the Company or their representative or representatives or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness of the Company may have been issued, as their respective interests may appear, to the extent necessary to pay all Senior Indebtedness of the Company in full, in money or money's worth, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness of the Company, before any payment or distribution is made to the Holders of the Debentures.

          In the event that, notwithstanding the preceding paragraphs, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, prohibited by the preceding paragraphs shall be received by the Holders of the Debentures, such payment or distribution shall be paid over or delivered to the holders of Senior Indebtedness of the Company or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instrument evidencing any such Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all such Senior Indebtedness in full in money or money's worth in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of such Senior
Indebtedness.

          For purposes of this Article XIII, the words, "cash, property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article XIII with respect to the Debentures to the payment of all Senior Indebtedness of the Company which may at the time be outstanding; provided that (i) the Senior Indebtedness of the Company is assumed by the new corporation, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of such Senior Indebtedness are not, without the consent of the requisite percentage, as required by any applicable bankruptcy or similar law, of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its assets as an entirety or substantially as an entirety to another corporation upon the terms and conditions provided in Article VIII shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this paragraph if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in
Article VIII.

          SECTION 13.03.  Subrogation of Debentures.
Subject to the payment in full of all Senior Indebtedness of the Company, the Holders of the Debentures shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to such Senior Indebtedness until the principal of and premium, if any, and interest on the Debentures shall be paid in full. For purposes of such subrogation no payments or distributions to the holders of the Senior Indebtedness of the Company of any cash, property or securities of the Company to which the Holders of the Debentures would be entitled except for the provisions of this Article XIII, and no payments pursuant to the provisions of this Article XIII to the holders of Senior Indebtedness of the Company by Holders of the Debentures, shall, as between the Company, its creditors other than holders of such Senior Indebtedness, and the Holders of the Debentures, be deemed to be a payment or distribution by the Company to or on account of such Senior Indebtedness.

          It is understood that the provisions of this
Article XIII are and are intended solely for the purpose of defining the relative rights of the Holders of the Debentures, on the one hand, and the holders of Senior Indebtedness of the Company, on the other hand. Nothing contained in this Article XIII or elsewhere in the Debentures is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness of the Company, and the Holders of the Debentures, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Debentures the principal of and premium, if any, and interest on the Debentures as and when the same shall become due and payable in accordance with its terms, or is intended to or shall affect the relative rights against the Company of the Holders of the Debentures and creditors of the Company other than the holders of Senior Indebtedness of the Company, nor shall anything herein or therein prevent the Holders of the Debentures from exercising all remedies otherwise permitted by applicable law upon default under the Debentures, subject to the rights, if any, under this Article XIII of the holders of Senior Indebtedness of the Company to receive cash, property or securities of the Company otherwise payable or deliverable to such Holders.

          Upon any payment or distribution of assets of the Company referred to in this Article XIII, the Trustee shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in this Article XIII are pending, and the Trustee, subject as between the Trustee and the Holders to the provisions of Section 6.01, shall be entitled to rely upon a certificate of the liquidating trustee or agent or other person making such payment or distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this
Article XIII, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, as to the extent to which such Person is entitled to participate in such payment or distribution, and as to other facts pertinent to the rights of such Person under this Section, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

          The terms "paid in full" and "payment in full" as used in this Article XIII with respect to Senior Indebtedness of the Company mean the receipt, in cash or securities (taken at their market value at the time of the receipt thereof), of the principal amount of such Senior Indebtedness (and any premium due thereon) and full interest thereon to the date of such payment of principal and all other amounts due to holders of such Senior Indebtedness pursuant to the provisions of the instruments providing therefor.

          SECTION 13.04. Subordination Rights Not Impaired by Acts or Omissions of the Company or Holders of Senior Indebtedness. No right of any present or future holders of any Senior Indebtedness of the Company to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any noncompliance by the Company with the terms of the Debentures, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of Senior Indebtedness of the Company may extend, renew, waive a default or event of default, modify or amend the terms of any instrument pursuant to which the Senior Indebtedness of the Company is issued or any security therefor and otherwise deal freely with the Company, all without affecting the liabilities and obligations of the Holders or of the Company with respect to the Debentures. No provisions in any supplemental indenture which affects the superior position of the holders of the Senior Indebtedness of the Company shall be effective against the holders of the Senior Indebtedness of the Company who have not consented thereto, except, in the case of any bankruptcy or similar proceeding with respect to the Company, if the consent of the requisite percentage of such holders, as required by any applicable bankruptcy or similar law, has been obtained.

          SECTION 13.05. Further Assurances. The Trustee and the Company each will, at the Company's expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary to protect any right or interest granted or purported to be granted by the provisions of this Article XIII or to enable the holders of any Senior Indebtedness of the Company or a trustee on behalf thereof, or other representative thereof, to exercise and enforce their rights and remedies hereunder.

          SECTION 13.06.  Trustee To Effectuate
Subordination. The Holder of each Debenture by his acceptance thereof authorizes and directs the Trustee in his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination as provided in this Article and appoints the Trustee as attorney-in-fact for any and all such purposes.

          SECTION 13.07. Trustee Not Charged with Knowledge of Prohibition. Notwithstanding the provisions of this Article or any other provision of this Indenture, but subject as between the Trustee and the Holders to the provisions of Section 6.01, the Trustee shall not be charged with knowledge of the existence of any Senior Indebtedness, or of any default in the payment of any Senior Indebtedness, or of any facts which would prohibit the making of any payment of moneys to or by the Trustee, unless and until three Business Days after the Trustee shall have received written notice thereof from the Company or any holder of Senior Indebtedness or the representative or representatives of such holder, and the Trustee may conclusively rely on any writing purporting to be from a holder of Senior Indebtedness, or a representative of such holder, as being genuine; nor shall the Trustee be charged with knowledge of the curing of any such default or of the elimination of the act or condition preventing any such payment unless and until the Trustee shall have received an Officers' Certificate to such effect. The provisions of this Section shall not limit any rights of holders of Senior Indebtedness under this Article XIII to recover from the Holders of Debentures any payment made to any such Holder.

          SECTION 13.08.  Trustee's Relation to Senior
Indebtedness. The Trustee shall be entitled to all the rights set forth in this Article with respect to any Senior
Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness; and nothing in Section 6.12, or elsewhere in this Indenture, shall deprive the Trustee of any of its rights as such holder.

          With respect to the holders of Senior
Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article XIII, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and, subject to the provisions of Section 13.02 and Section 6.01, the Trustee shall not be liable to any holder of Senior Indebtedness if it shall pay over or deliver to holders of Debentures, the Company or any other person money or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article XIII or otherwise.

          SECTION 13.09.  Article Applicable to Paying
Agent. In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named int his Article in addition to or in place of the Trustee; provided, however, that Sections 13.07 and 13.08 shall not apply to the Company or any Affiliate of the Company if the Company or such Affiliate acts as Paying Agent.




                        ARTICLE XIV

                   Exchange of Debentures

          SECTION 14.01. Exchange. Upon the occurrence of a Triggering Event, all Debentures acquired by the Initial Holders pursuant to the Exchange Agreement that are then held by such Initial Holders automatically shall be exchanged for shares of the Company's Series D Cumulative Convertible Preferred Stock, par value $1 per share (the "Exchange Stock"), effective on the date (the "Exchange Date") that is the later of (i) the close of business on the date such Triggering Event occurs and (ii) if on such date the Certificate of Designation for the Exchange Stock has not been approved by the Board of Directors of the Company or filed with the Secretary of State of the State of Delaware, on the close of business on the date on which such Certificate of Designation has been so approved and filed, provided that no such exchange shall occur if the Distribution Date (as defined in the Rights Agreement) has occurred prior to the date on which such Certificate of Designation has been so approved and filed, as provided in
Section 14.02.

          SECTION 14.02.  Mechanics of Exchange.  Promptly
following the occurrence of the Exchange Date, and in any event not later than 10 days thereafter, the Company shall mail notice of the occurrence thereof to each Holder of Debentures to be exchanged, at such Holder's address as it appears on the Debenture Register. The notice shall state:

          (i) the Exchange Date and the Triggering Event giving rise thereto;

          (ii) the principal amount of Debentures to be exchanged for each share of Exchange Stock;

          (iii) the address of the office of the Company or its agent where the Debentures to be exchanged may be surrendered in exchange for Exchange Stock;

          (iv) that the Debentures to be exchanged must be surrendered to the Company or its agent to receive shares of Exchange Stock in exchange therefor; and

          (v) that interest on the Debentures to be exchanged ceased to accrue after the Exchange Date and the only remaining right of the Holders thereof is to receive shares of Exchange Stock and cash in lieu of fractional shares of Exchange Stock in accordance with this Section 14.02.

          The principal amount of Debentures to be exchanged for each share of Exchange Stock pursuant to this
Section 14.02 shall be equal to the lowest "Liquidation
Preference" for one share of Exchange Stock.

          In connection with any such exchange, the Company shall pay or cause to be paid in cash to the Persons entitled thereto all accrued and unpaid interest on the Debentures to be exchanged to the Exchange Date; and unless such exchange is exempt from the registration requirements of the Securities Act, the Company shall register such exchange under such Act.

          If shares of Exchange Stock to be issued in exchange for any Debentures pursuant to this Section 14.02 are to be issued in a name or names other than that of the Holder of such Debentures, no such issuance shall be made until the Holder requesting such issuance has paid to the Company all transfer taxes payable upon the issuance of shares of Exchange Stock in such name or names. Other than such taxes, the Company will pay any and all issue and other taxes (other than taxes based on income) that may be payable in respect of any issue or delivery of shares of Exchange Stock in exchange for Debentures pursuant hereto.

          No fractions of shares of Exchange Stock shall be issued upon any exchange of Debentures pursuant to this paragraph (b), but in lieu thereof the Company shall pay a cash adjustment equal to such fractional interest multiplied by the lowest "Liquidation Preference" for one share of Exchange Stock. If more than one Debenture shall be surrendered for exchange by the same Holder, the number of full shares of Exchange Stock issuable on exchange thereof shall be computed on the basis of the total principal amount of Debentures so surrendered.

          SECTION 14.03. Debentures Exchanged Effective on the Exchange Date. Upon the occurrence of the Exchange Date, notwithstanding that notice of the occurrence thereof has not been given as aforesaid or that the Debentures to be exchanged shall not have been surrendered for cancelation, from and after Exchange Date (i) interest shall cease to accrue thereon and (ii) all rights of the Holders of Debentures to be exchanged shall cease and terminate, excepting only the right to receive shares of Exchange Stock and cash in lieu of fractional shares of Exchange Stock as provided in Section 14.02. Upon surrender of such Debentures for exchange in accordance with such notice, such Debentures shall be exchanged for shares of Exchange Stock and cash in lieu of fractional shares in accordance with
Section 14.02.


                      *      *      *

          This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.


          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.



                           POLAROID CORPORATION,

                             by
                                __________________________
                                Name:
                                Title:

[Seal]

Attest:



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Title:

                         STATE STREET BANK AND TRUST COMPANY,

                         by
                            __________________________
                            Name:
                            Title:

[Seal]

Attest:



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Title: